                                                                   EXHIBIT 10.12


==============================================================================


                                 AMENDED AND RESTATED
                                   CREDIT AGREEMENT

                              dated as of July 25, 1997

                                        among

                              LAYNE CHRISTENSEN COMPANY,

                      LAYNE CHRISTENSEN AUSTRALIA PTY LIMITED,

                           VARIOUS FINANCIAL INSTITUTIONS,

                          BANK OF AMERICA NATIONAL TRUST AND
                                 SAVINGS ASSOCIATION,
                             as Letter of Credit Issuer,


                                         and

                            BANK OF AMERICA NATIONAL TRUST
                          AND SAVINGS ASSOCIATION, as Agent




                           Arranged by BA SECURITIES, INC.


==============================================================================

                                  TABLE OF CONTENTS
                                                                            Page

                                      PREAMBLE ...............................1
SECTION 1  DEFINITIONS........................................................1
    1.1  Definitions..........................................................1
    1.2  Other Interpretive Provisions.......................................23

SECTION 2  COMMITMENTS OF THE BANKS; U.S. AND AUSTRALIAN
         BORROWING PROCEDURES; LETTER OF CREDIT
         PROCEDURES..........................................................24
    2.1  Commitments.........................................................24
         2.1.1  U.S. Loan Commitment.........................................24
         2.1.2  Australian Loan Commitment...................................24
         2.1.3  Letter of Credit Commitment..................................24
         2.1.4  Commitment Limits............................................24
         2.1.5  Valuation of Australian Loans and Certain
                  Letters of Credit..........................................25
    2.2  U.S. Loan Procedures................................................25
         2.2.1  Various Types of U.S. Loans..................................25
         2.2.2  Borrowing Procedures for U.S. Loans..........................25
         2.2.3  Conversion and Continuation Procedures for
                   U.S. Loans................................................26
    2.3  Australian Loan Procedures..........................................27
         2.3.1 Various Types of Australian Loans.............................27
         2.3.2  Borrowing Procedures for Australian
                   Loans.....................................................27
         2.3.3  Continuation Procedures for Australian
                   Loans.....................................................28
         2.3.4  Participations in Australian Loans...........................28
         2.3.5  Australian Participation Obligations Unconditional...........30
    2.4  Letter of Credit Procedures.........................................30
         2.4.1  Issuance of Letters of Credit................................30
         2.4.2  Participations in Letters of Credit..........................31
         2.4.3  Reimbursement Obligations....................................31
         2.4.4  Limitation on the Issuer's Obligations.......................32
         2.4.5  Funding by Banks to the Issuer...............................32
    2.5  Pro Rata Treatment..................................................33
    2.6  Warranty............................................................33
    2.7  Conditions..........................................................33
    2.8  Commitments Several.................................................34
    2.9  Payments by the Banks to the Agent..................................34

SECTION 3 NOTES EVIDENCING LOANS.............................................35
    3.1  Notes...............................................................35
    3.2  Recordkeeping.......................................................35

SECTION 4 INTEREST...........................................................35
    4.1  Interest Rates......................................................35
    4.2  Interest Payment Dates..............................................36

    4.3  Setting and Notice of Certain Rates.................................36
    4.4  Computation of Interest.............................................36

SECTION 5 FEES...............................................................37
    5.1  Facility Fee........................................................37
    5.2  Letter of Credit Fees...............................................37
    5.3  Agent's and Arranger's Fees.........................................38

SECTION 6 REDUCTION OR TERMINATION OF THE COMMITMENTS;
          PREPAYMENTS........................................................38
    6.1  Reduction or Termination of the Commitments.........................38
         6.1.1  Scheduled Mandatory Reductions of the
                  Aggregate Commitment.......................................38
         6.1.2  Additional Mandatory Reductions of the Aggregate
                Commitment...................................................38
         6.1.3  Voluntary Reduction or Termination of Commitments............39
         6.1.4  All Reductions Pro Rata......................................39
    6.2  Prepayments.........................................................39
         6.2.1  Mandatory Prepayments Resulting from
                   Commitment Reductions.....................................39
         6.2.2  Mandatory Prepayments Resulting from
              Currency Fluctuations..........................................40
         6.2.3  Voluntary Prepayments........................................40
         6.2.4  All Prepayments..............................................40

SECTION 7 MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES....................41
    7.1  Making of Payments..................................................41
    7.2  Application of Certain Payments.....................................41
    7.3  Due Date Extension..................................................41
    7.4  Setoff..............................................................42
    7.5  Proration of Payments...............................................42
    7.6  Taxes with respect to Payments by the Company.......................42
    7.7  Taxes with respect to Payments by Layne
           Australia.........................................................44

SECTION 8 INCREASED COSTS; SPECIAL PROVISIONS FOR
          FIXED RATE LOANS...................................................46
    8.1  Increased Costs.....................................................46
    8.2  Basis for Determining Interest Rate Inadequate
         or Unfair...........................................................48
    8.3  Changes in Law Rendering Fixed Rate Loans
         Unlawful............................................................48
    8.4  Funding Losses......................................................49
    8.5  Right of Banks to Fund through Other Offices........................50
    8.6  Discretion of Banks as to Manner of Funding.........................50
    8.7  Mitigation of Circumstances; Replacement of
         Affected Bank.......................................................50
    8.8  Conclusiveness of Statements; Survival of
         Provisions..........................................................51

SECTION 9  WARRANTIES........................................................51
    9.1  Organization, etc...................................................51
    9.2  Authorization; No Conflict..........................................52
    9.3  Validity and Binding Nature.........................................52
    9.4  Financial Information...............................................53
    9.5  No Material Adverse Change..........................................53
    9.6  Litigation and Contingent Liabilities...............................53
    9.7  Ownership of Properties; Liens......................................54
    9.8  Subsidiaries........................................................54
    9.9  Pension and Welfare Plans...........................................54
    9.10  Investment Company Act.............................................54
    9.11  Public Utility Holding Company Act.................................54
    9.12  Regulation U.......................................................55
    9.13  Taxes..............................................................55
    9.14  Solvency, etc......................................................55
    9.15  Hazardous Materials................................................55
          9.15.1  Release and Disposal.......................................55
          9.15.2  Treatment and Storage......................................56
    9.16  Information........................................................56
    9.17 Stanley Acquisition.................................................56
    9.18 No Trusteeships.....................................................56

SECTION 10  COVENANTS........................................................57
    10.1  Reports, Certificates and Other Information........................57
          10.1.1  Audit Report...............................................57
          10.1.2  Quarterly Reports..........................................57
          10.1.3  Monthly Reports............................................58
          10.1.4  Compliance Certificates....................................58
          10.1.5  Reports to SEC and to Shareholders.........................58
          10.1.6  Notice of Default, Litigation and ERISA
                    Matters..................................................58
          10.1.7  Subsidiaries...............................................59
          10.1.8  Management Reports.........................................59
          10.1.9  Projections................................................59
          10.1.10 Other Information..........................................59
    10.2  Books, Records and Inspections.....................................59
    10.3  Insurance..........................................................60
    10.4  Compliance with Laws; Payment of Taxes and
            Liabilities......................................................60
    10.5  Maintenance of Existence, etc......................................61
    10.6  Financial Covenants................................................61
          10.6.1  Minimum Interest Coverage..................................61
          10.6.2  Maximum Leverage...........................................61
          10.6.3  Debt to Capitalization Ratio...............................61
          10.6.4  Minimum Net Worth..........................................62
          10.6.5  Capital Expenditures.......................................62
    10.7  Limitations on Debt................................................62
    10.8  Liens..............................................................63
    10.9  Business...........................................................64
    10.10  Restricted Payments...............................................64
    10.11  Investments.......................................................65

    10.12  Mergers, Consolidations, Sales....................................66
    10.13  Modification of Organizational Documents..........................67
    10.14  Use of Proceeds...................................................67
    10.15  Further Assurances................................................67
    10.16  Transactions with Affiliates......................................68
    10.17  Employee Benefit Plans............................................68
    10.18  Environmental Covenants...........................................68
            10.18.1  Environmental Response Obligation.......................68
            10.18.2  Environmental Liabilities...............................69
    10.19  Unconditional Purchase Obligations................................69
    10.20  Inconsistent Agreements...........................................69
    10.21  Subsidiaries......................................................69
    10.22  Other Financial Covenants.........................................69

SECTION 11  CONDITIONS PRECEDENT.............................................70
    11.1 Conditions to Effectiveness.........................................70
         11.1.1 Agreement and Notes..........................................70
         11.1.2  Resolutions.................................................70
         11.1.3  Incumbency and Signature Certificates.......................70
         11.1.4  Guaranty....................................................71
         11.1.5  Opinions of Counsel for the Company and
                   the Guarantors............................................71
         11.1.6  Insurance Certificate.......................................71
         11.1.7  Other.......................................................71
    11.2 All Loans and Letters of Credit.....................................71
         11.2.1  No Default..................................................71
         11.2.2  Confirmatory Certificate....................................71

SECTION 12  EVENTS OF DEFAULT AND THEIR EFFECT...............................72
    12.1  Events of Default..................................................72
          12.1.1  Non-Payment of the Loans, etc..............................72
          12.1.2  Non-Payment of Other Debt..................................72
          12.1.3  Other Material Obligations.................................72
          12.1.4  Bankruptcy, Insolvency, etc................................72
          12.1.5  Non-Compliance with Provisions of This Agreement...........73
          12.1.6  Warranties.................................................73
          12.1.7  Pension Plans..............................................73
          12.1.8  Judgments..................................................73
          12.1.9  Invalidity of Guaranty, etc................................74
          12.1.10  Change in Control.........................................74
          12.1.11  Bonding Agreements........................................74
    12.2  Effect of Event of Default.........................................74

SECTION 13  THE AGENT........................................................75
    13.1  Appointment and Authorization......................................75
    13.2  Delegation of Duties...............................................76
    13.3  Liability of Agent.................................................76
    13.4  Reliance by Agent..................................................77
    13.5  Notice of Default..................................................77
    13.6  Credit Decision....................................................78

    13.7  Indemnification....................................................78
    13.8  Agent in Individual Capacity.......................................79
    13.9  Successor Agent....................................................79
    13.10  Other Agents......................................................80

SECTION 14  GUARANTY BY THE COMPANY..........................................80
    14.1  Guaranty...........................................................80
    14.2  Guaranty Unconditional.............................................80
    14.3  Discharge only upon Payment in Full; Reinstatement
           in Certain Circumstances..........................................81
    14.4  Waiver by the Company..............................................82
    14.5  Subrogation........................................................82
    14.6  Stay of Acceleration...............................................82

SECTION 15  GENERAL..........................................................82
    15.1  Waiver; Amendments.................................................82
    15.2  Confirmations......................................................83
    15.3  Notices............................................................83
    15.4  Computations.......................................................84
    15.5  Regulation U.......................................................84
    15.6  Costs, Expenses and Taxes..........................................84
    15.7  Subsidiary References..............................................84
    15.8  Captions...........................................................85
    15.9  Assignments; Participations........................................85
          15.9.1  Assignments................................................85
          15.9.2  Participations.............................................86
    15.10  Governing Law.....................................................87
    15.11  Counterparts......................................................87
    15.12  Successors and Assigns............................................88
    15.13  Indemnification by the Borrowers..................................88
    15.14  Confidentiality...................................................89
    15.15  Payments Set Aside................................................89
    15.16  No Third Parties Benefited........................................89
    15.17  Forum Selection and Consent to Jurisdiction.......................90
    15.18  Waiver of Jury Trial..............................................90
    15.19  Judgment..........................................................90
    15.20  Amendment and Restatement; Return of Notes........................91
    15.21  Entire Agreement..................................................91
    15.22  Intercreditor Agreement...........................................91

SCHEDULES

SCHEDULE 1.1(a)    Commitments, Percentages and Australian
                   Percentages
SCHEDULE 1.1(b)    Pricing Schedule
SCHEDULE 1.1(c)    Existing Letters of Credit
SCHEDULE 1.1(d)    Investments as of February 29, 1996
SCHEDULE 6.1.1     Scheduled Commitment Reductions
SCHEDULE 9.6       Litigation and Contingent Liabilities
SCHEDULE 9.8       Subsidiaries
SCHEDULE 9.9       Welfare Plans
SCHEDULE 10.7(1)   Permitted Debt
SCHEDULE 10.7(o)   Stanley Debt to be Repaid
SCHEDULE 10.8      Liens
SCHEDULE 10.11     Investments


EXHIBITS

EXHIBIT A          Form of Note (Section 3.1)
EXHIBIT B          Form of Notice of Borrowing (U.S. Loans)
                    (Section 2.2.2)
EXHIBIT C          Form of Notice of Conversion/Continuation
                    (U.S. Loans) (Section 2.2.3)
EXHIBIT D          Form of Notice of Borrowing (Australian
                    Loans) (Section 2.3.2)
EXHIBIT E          Form of Notice of Continuation (Australian
                    Loans)(Section 2.3.3)
EXHIBIT F          Form of Compliance Certificate
                    (Section 9.1.4)
EXHIBIT G          Form of Guaranty (Section 11.1.4)
EXHIBIT H          Form of Opinion of Latham and Watkins
                    (Section 11.1.5)
EXHIBIT I          Form of Opinion of Kent B. Magill
                    (Section 11.1.5)
EXHIBIT J          Form of Opinion of Baker & McKenzie
                   (Section 11.1.5)
EXHIBIT K          Form of Opinion of Prince, Yeates &
                    Geldzahler (Section 11.1.5)
EXHIBIT L          Form of Assignment Agreement
                    (Section 15.9)
EXHIBIT M          Form of Intercreditor Agreement
                    (Section 15.22)

                                 AMENDED AND RESTATED
                                   CREDIT AGREEMENT


    This AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 25, 1997 (this "Agreement") is entered into among LAYNE CHRISTENSEN COMPANY, a Delaware corporation (the "Company"), LAYNE CHRISTENSEN AUSTRALIA PTY LIMITED ACN 078 167 610, a company incorporated in New South Wales ("Layne Australia"), the undersigned financial institutions (together with their respective successors and assigns, collectively the "Banks" and individually each a "Bank"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (in its individual capacity, "BofA"), as letter of credit issuer and as agent for the Banks.

    WHEREAS, the Company, various financial institutions and BofA, as agent, have entered into a Credit Agreement dated as of March 15, 1996 (the "EXISTING AGREEMENT"); and

    WHEREAS, the parties hereto desire to amend and restate the Existing Agreement in its entirety pursuant hereto;

    NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    SECTION 1  DEFINITIONS.

    1.1 DEFINITIONS. When used herein the following terms shall have the following meaning (such definitions to be applicable to both the singular and plural forms of such terms):

    ACQUISITION means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

    ADJUSTED EBITA means, for any Computation Period, EBITA for such Computation Period less affiliate equity earnings, plus affiliate dividends (limited to amount of affiliate equity earnings). To the extent not included above, Adjusted EBITA will be calculated as if Stanley had been a Subsidiary of the Company throughout such Computation Period.

    ADJUSTED EBITDA means, for any Computation Period, Adjusted EBITA for such Computation Period PLUS, to the extent deducted in determining Consolidated Net Income for such Computation Period, depreciation for such Computation Period.
To the extent not included above, Adjusted EBITDA will be calculated as if Stanley had been a Subsidiary of the Company throughout such Computation Period.

    AFFECTED BANK means any Bank that has given notice to either Borrower
(which has not been rescinded) of (i) any obligation by such Borrower to pay any amount pursuant to SECTION 7.6 or 8.1 or (ii) the occurrence of any circumstances of the nature described in SECTION 8.2 or 8.3.

    AFFECTED LOAN - see SECTION 8.3.

    AFFILIATE of any Person means any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person.

    AGENT means BofA in its capacity as agent for the Banks hereunder and any successor thereto in such capacity.

    AGENT-RELATED PERSONS means BofA and any successor agent arising under
SECTION 13.9, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

    AGENT'S PAYMENT OFFICE means the applicable address for payments (in respect of U.S. Dollars or Australian Dollars) set forth on the signature page hereof with respect to the Agent, or such other address as the Agent may from time to time specify in accordance with SECTION 14.3.

    AGGREGATE AUSTRALIAN COMMITMENT means at any time an amount equal to the lesser of (a) the Aggregate Commitment and (b) a Dollar Equivalent amount of U.S.$30,000,000.

    AGGREGATE COMMITMENT means at any time an amount equal to the aggregate amount of the Commitments of all Banks.

    AGGREGATE OUTSTANDINGS means at any time the sum of (a) the aggregate Dollar Equivalent principal amount of all outstanding Loans and (b) the Stated Amount of all Letters of Credit.

    AGREEMENT - see the PREAMBLE.

    ALTERNATE REFERENCE RATE means at any time the greater of (a) the Federal Funds Rate plus 1/2 of 1% per annum and (b) the rate per annum then most recently publicly announced by BofA as its reference rate at San Francisco, California. (The "reference rate" is a rate set by BofA based upon various factors, including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

    ARRANGER means BA Securities, Inc., a Delaware corporation.

    ASSIGNEE - see SECTION 15.9

    ASSIGNMENT AGREEMENT - see SECTION 15.9.1.

    ATTORNEY COSTS means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

    AUSTRALIAN BANK means each Bank designated as an "Australian Bank" on
SCHEDULE 1.1(A) and each other Bank which becomes an Australian Bank hereunder pursuant to SECTION 15.9.1. Any Bank may designate an Australian affiliate of such Bank to perform all obligations, and have all rights, of such Bank hereunder in respect of Australian Loans, in which case references herein to an "Australian Bank" shall, where appropriate, mean such designated affiliate. Any such designation shall be made either (i) by causing such affiliate to execute a signature page hereof or (ii) by written notice to the Borrowers and the Agent (including any notice changing the designation of such Bank's affiliate which will act as an Australian Bank); PROVIDED that any affiliate designated pursuant to CLAUSE (II) shall execute an agreement satisfactory to the Borrowers and the Agent agreeing to become a party hereto as an Australian Bank. No affiliate of a Bank which has been designated to act as an Australian Bank hereunder shall have any obligation hereunder in respect to U.S. Loans or Letters of Credit.

    AUSTRALIAN COMPUTATION DATE means the last Business Day of each calendar month, each date on which Layne Australia borrows or continues any Australian Loan hereunder and each date on which the Dollar Equivalent amount of an Australian Loan of an Affected Bank is required to be determined under SECTION 8.3.

    AUSTRALIAN DOLLARS and A$ mean lawful money of Australia.

    AUSTRALIAN LOAN - see SECTION 2.1.2.

    AUSTRALIAN PARTICIPATION FUNDING NOTICE means a written notice from any Bank (including any Australian Bank) advising the Agent that an Event of Default exists and directing the Agent to notify all Non-Australian Banks to fund their participations in Australian Loans as provided in SECTION 2.3.4.

    AUSTRALIAN PERCENTAGE means, as to any Australian Bank, the percentage equivalent at such time of such Australian Bank's portion of the Aggregate Australian Commitment DIVIDED BY the Aggregate Australian Commitment. The initial Australian Percentage of each Australian Bank is set forth opposite such Bank's name on SCHEDULE 1.1(A).

    AVAILABLE CURRENCY means U.S. Dollars, Australian Dollars and any other currency that in the opinion of the Agent is freely transferable and freely convertible into U.S. Dollars.


    BANK - see the PREAMBLE. The term "Bank" shall include, where appropriate (but subject to the last sentence of the definition of Australian Bank), any affiliate of a Bank which is designated to act as an Australian Bank hereunder.

    BANK BILL RATE means, with respect to any Interest Period for a Bill Rate
Loan:

         (a) the rate determined by the Agent to be the average buying rate (rounded up, if necessary, to the nearest four decimal places) displayed at or about 10:10 a.m. (Sydney time) on the first day of such Interest Period on the Reuters screen BBSY page for a term equivalent to such Interest Period; or

         (b) if (i) for any reason there is no rate displayed for a period equivalent to such Interest Period; or (ii) the basis of calculation of such rate is changed after the date hereof and in the reasonable opinion of the Agent it ceases to reflect the Australian Banks' cost of funding to the same extent as of the date of this Agreement, then the Bank Bill Rate will be the rate determined by the Agent to be the average of the buying rates quoted to BofA by each of three Australian banks selected by BofA at or about that time on that date. The buying rates must be for bills of exchange which are accepted by an Australian bank selected by BofA and which have a term equivalent to such Interest Period.

    The Bank Bill Rate will be expressed as a yield per cent per annum to maturity.

    BILL RATE LOAN means any Australian Loan which bears interest at a rate determined by reference to the Bank Bill Rate.

    BILL RATE OFFICE means, with respect to the Agent or any Bank, the office or offices of such Person which shall be making or maintaining the Bill Rate Loans of such Person hereunder or such other office or offices through which such Person determines the Bank Bill Rate.

    BOFA - see the PREAMBLE.

    BORROWER means each of the Company and Layne Australia.

    BUSINESS DAY means any day on which commercial banks are open for commercial banking business in Chicago, Illinois and San Francisco, California, and (i) in the case of a Business Day which relates to any Eurodollar Loan, on which dealings are carried on in the relevant interbank eurodollar market (which shall be New York in the case of Eurodollar Loans to the Company and London in the case of Eurodollar Loans to Layne Australia), and (ii) in the case of a Business Day which relates to an Australian Loan, on which banks are open for business in Sydney and Melbourne.

    CAPITAL LEASE means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

    CASH EQUIVALENT INVESTMENT means, at any time:

         (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government;

         (b) commercial paper, maturing not more than one year from the date of issue, which is issued by

              (i) a corporation (except the Company or an Affiliate of the Company) organized under the laws of any State of the United States of America or of the District of Columbia and rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., at the time of investment, or

              (ii)  any Bank (or its holding company);

         (c) any certificate of deposit or bankers' acceptance or eurodollar time deposit, maturing not more than one year after the date of issue, which is issued by either

              (i) a financial institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than U.S.$100,000,000, or

              (ii)  any Bank; or

         (d)  any repurchase agreement with a term of one year or less which

              (i)  is entered into with

                   (A)  any Bank, or

                   (B) any other commercial banking institution of the stature referred to in CLAUSE (C)(I),

              (ii) is secured by a fully perfected Lien in any obligation of the type described in any of CLAUSES (A) through (C), and

              (iii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Bank (or other commercial banking institution) thereunder; or

         (e) investments in money market funds that invest solely in Cash Equivalent Investments described in CLAUSES (A) through (D).

    CODE means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

    COMMITMENT means, as to any Bank as the context may require, (i) the obligation of such Bank to make U.S. Loans, to make or participate in Australian Loans and to issue or participate in Letters of Credit pursuant hereto in a Dollar Equivalent amount not to exceed the amount set forth for such Bank on
SCHEDULE 1.1(A) hereto, as adjusted from time to time in accordance with the terms hereof, and (ii) such amount as so adjusted.

    COMMITMENT REDUCTION DATE - see SECTION 6.1.1.

    COMPANY - see the PREAMBLE.

    COMPUTATION DATE means the last Business Day of each calendar month, each date on which a Borrower borrows, converts or continues any Loan hereunder or on which any Letter of Credit is issued hereunder, each date on which the Aggregate Commitment is reduced pursuant to SECTION 6.1, and each date on which the Dollar Equivalent amount of the Loan of an Affected Bank is required to be determined under SECTION 8.3.

    COMPUTATION PERIOD means any period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

    CONSOLIDATED ADJUSTED NET INCOME for any period means net income or net loss of the Company and its Restricted Subsidiaries for such period, determined in accordance with GAAP on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

         (a) any gains or losses on the sale or other disposition of fixed or capital assets other than in the ordinary course of business, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

         (b) to the extent not included in the preceding CLAUSE (A), any gains or losses arising in connection with any extraordinary or nonrecurring event, and any taxes on such excluded gains and any tax deductions or credits on account of any excluded losses;

         (c)  the proceeds of any life insurance policy;

         (d) net earnings and losses of any Restricted Subsidiary accrued prior to the Fiscal Quarter in which it became a Restricted Subsidiary (other than a Restricted Subsidiary designated as such on the date of this Agreement);

         (e) net earnings and losses of any corporation (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner by the Company or any Restricted Subsidiary, realized by such corporation prior to the date of such acquisition;

         (f) net earnings and losses of any corporation (other than a Restricted Subsidiary) with which the Company or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Company or a Restricted Subsidiary prior to the date of such consolidation or merger;

         (g) net earnings of any business entity (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Restricted Subsidiary in the form of cash distributions;

         (h) any portion of the earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Restricted Subsidiary;

         (i) earnings resulting from any reappraisal, revaluation or write-up of assets;

         (j) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

         (k) any gain arising from the acquisition of any securities of the Company or any Restricted Subsidiary; and

         (l) any reversal of any contingency reserve, excluding reserves in respect of self-insurance by the Company of workmen's compensation obligations and other reserves arising in the ordinary course of business in an aggregate amount not in excess of a Dollar Equivalent amount of U.S. $500,000, and except to the extent that provision for such contingency reserve shall have been made from income arising during such period.

    CONSOLIDATED ADJUSTED NET WORTH means, as of the date of any determination thereof, Stockholder's Equity as of such date of determination less the total amount of all Restricted Investments in excess of 10% of Stockholders' Equity as of such date of determination.

    CONSOLIDATED NET INCOME means, with respect to the Company and its Subsidiaries for any period, the net income (or loss) of the Company and its Subsidiaries for such period; PROVIDED that there shall be excluded therefrom the income of all Subsidiaries to the extent that (a) the declaration or payment of dividends or similar distributions by any Subsidiary of such income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary and (b) the aggregate amount of such net income of all Subsidiaries which is not permitted to be so distributed exceeds 12% of the consolidated income of the Company before interest and income taxes for such period (and before giving effect to this proviso).

    DEBT of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been recorded as liabilities on a balance sheet of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than prepaid interest and trade accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the fair market value of all property of such Person securing such indebtedness),
(e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person (including, without limitation, the Letters of Credit), (f) net liabilities of such Person under all Hedging Obligations, and
(g) all Suretyship Liabilities of such Person.

    DEBT TO CAPITALIZATION RATIO means at any time the ratio of (a) Total Debt to (b) the sum of (i) Total Debt plus (ii) Stockholders' Equity.

    DOLLAR EQUIVALENT means, at any time, (a) as to any amount denominated in U.S. Dollars, the amount thereof at such time, and (b) as to any amount denominated in any Available Currency, the equivalent amount in U.S. Dollars as determined by the Agent at such time on the basis of the Spot Rate for the purchase of U.S. Dollars with such Available Currency on the most recent Computation Date or such other date as is specified herein.

    EBITA means, for any Computation Period, Consolidated Net Income for such Computation Period before deducting Interest Expense, income taxes and amortization.

    EFFECTIVE DATE - see SECTION 11.1.

    ERISA means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

    EUROCURRENCY RESERVE PERCENTAGE means, with respect to any Eurodollar Loan for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentage in effect on each day of such Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the aggregate maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other then applicable regulation of such Board of Governors which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

    EURODOLLAR LOAN means any Loan which bears interest at a rate determined by reference to the Eurodollar Rate (Reserve Adjusted).

    EURODOLLAR OFFICE means, with respect to the Agent or any Bank, the office or offices of such Person which shall be making or maintaining the Eurodollar Loans of such Person hereunder or such other office or offices through which such Person determines its Eurodollar Rate. A Eurodollar Office of any Person may be, at the option of such Person, either a domestic or foreign office. A Bank may have different Eurodollar Offices for Eurodollar Loans to the Company and Eurodollar Loans to Layne Australia.

    EURODOLLAR RATE means, with respect to any Eurodollar Loan for any Interest
Period:

         (a) in the case of a Eurodollar Loan to the Company, the rate per annum at which U.S. Dollar deposits in immediately available funds are offered by the Eurodollar Office of BofA two Business Days prior to the beginning of such Interest Period to prime banks in the interbank eurodollar market as at or about 10:00 a.m., Chicago time, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal or comparable to the amount of the Eurodollar Loan of BofA for such Interest Period; and

         (b) in the case of a Eurodollar Loan to Layne Australia, the rate determined by the Agent to be the arithmetic mean (rounded up, if necessary, to an integral multiple of 1/16th of 1%) of the rates displayed on the Reuter's Screen LIBOR page at or about 11:00 a.m., London time, on the date which is two Business Days prior to the beginning of such Interest Period for a term equivalent to such Interest Period for the value date which is the first day of such Interest Period; PROVIDED that if (i) for any reason there is no rate so displayed for a term equivalent to such Interest Period or (ii) the basis on which such rate is displayed is changed after the date of this Agreement so that in the opinion of the Agent it ceases to reflect the cost to the Australian Banks of funding Eurodollar Loans to Layne Australia in the same manner and to the same extent as of the date of this Agreement, THEN such Eurodollar Rate shall be the rate determined by the Agent to be the rate quoted by BofA to prime banks in the London interbank market at or about 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period for the making of deposits in U.S. Dollars with BofA on the first day of such Interest Period in the amount of the relevant Eurodollar Loan of BofA (or the Affiliate of BofA designated by BofA as an Australian Bank hereunder) for a term equivalent to such Interest Period.

    EURODOLLAR RATE (RESERVE ADJUSTED) means, with respect to any Eurodollar Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

           Eurodollar Rate     =      EURODOLLAR RATE
         (Reserve Adjusted)           1-Eurocurrency
                                      Reserve Percentage

    EVENT OF DEFAULT means any of the events described in SECTION 12.1.

    EXISTING AGREEMENT - see the RECITALS.

    EXISTING LETTERS OF CREDIT means the letters of credit listed on SCHEDULE 1.1(C).

    FACILITY FEE RATE means the applicable rate set forth under the heading "Facility Fee Rate" in SCHEDULE 1.1(B).

    FEDERAL FUNDS RATE means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

    FINANCIAL LETTER OF CREDIT means any Letter of Credit which any Bank is required under any applicable law, rule or regulation (including under 12 CFR
Part 3, Appendix A, SECTION 3, clause (b)) to classify as a financial letter of credit with respect to its issuance thereof or participation therein pursuant to this Agreement.

    FISCAL QUARTER means a fiscal quarter of a Fiscal Year.

    FISCAL YEAR means the fiscal year of the Company and its Subsidiaries, which shall be a 12-month period ending on January 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 1997") refer to the Fiscal Year ending on January 31 of such calendar year.

    FIXED RATE LOAN means a Eurodollar Loan or a Bill Rate Loan.

    FLOATING RATE LOAN means any U.S. Loan which bears interest at or by reference to the Alternate Reference Rate.

    FOREIGN SUBSIDIARY means any Subsidiary (i) organized under the laws of a jurisdiction other than the United States or a state thereof or Australia or a state or territory thereof and (ii) which conducts substantially all of its business and operations in a jurisdiction other than the United States and Australia; PROVIDED that G&K shall be deemed to be a Foreign Subsidiary prior to the completion of the G&K Stock Repurchase.

    FUNDING OFFICE means a Eurodollar Office or a Bill Rate Office.

    G&K means Glindemann & Kitching Pty Limited ACN 003 204 448, a company organized under the laws of New South Wales.

    G&K STOCK REPURCHASE means the repurchase by G&K of all of its issued and outstanding capital stock (other than such capital stock owned by Stanley) pursuant to the Share Buy-Back Agreement dated December 12, 1996 among G&K and the other Persons party thereto.

    GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

    GOVERNMENTAL AUTHORITY means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

    GROUP of Loans means Loans of the same type made by the Banks or the Australian Banks, as the case may be, to the same Borrower which have the same Interest Period.

    GUARANTOR means (a) as of the Effective Date, Layne GeoSciences, Inc., Christensen Boyles Corporation and Boyles Bros. Drilling Company and (b) thereafter, the entities referred to in CLAUSE (A) which have not been released from the Guaranty in accordance with the terms thereof and each other Person which from time to time executes and delivers a counterpart of the Guaranty.

    GUARANTY - see SECTION 11.1.4.

    HAZARDOUS MATERIAL means any hazardous, toxic or dangerous substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law or any other Federal, state or local statute, law, ordinance, code, regulation or order, or any other requirement of any Governmental Authority regulating, relating to, or imposing liability for, or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material as now or any time hereafter in effect and applicable to any real property owned by or leased to the Company or any Subsidiary or on which the Company or any Subsidiary carries on any of its operations (provided that no such state or local statute, law, ordinance, code, regulation, order or other requirement shall be deemed to have extraterritorial application).

    HEDGING OBLIGATIONS means, with respect to any Person, all liabilities of such Person under interest rate, currency and commodity swap agreements, interest rate cap agreements, interest rate collar agreements, foreign exchange agreements, forward rate agreements and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

    INDEMNIFIED LIABILITIES - see SECTION 15.13.

    INDEMNIFIED PERSON - see SECTION 15.13.

    INTEREST COVERAGE RATIO means the ratio of (a) Adjusted EBITA for any Computation Period to (b) Interest Expense for such Computation Period.

    INTEREST EXPENSE means for any period the consolidated interest expense
(net of interest income) (including, without limitation, all imputed interest on Capital Leases) of the Company and its Subsidiaries for such period; IT BEING UNDERSTOOD that (x) with respect to the Computation Period ending October 31, 1997, Interest Expense shall be deemed to be an amount equal to (i) Interest Expense for the Fiscal Quarter ended October 31, 1997 multiplied by (ii) 4, (y) with respect to the Computation Period ending January 31, 1998, Interest Expense shall be deemed to be an amount equal to (i) Interest Expense for the period of the two Fiscal Quarters ended January 31, 1998 multiplied by (ii) 2 and (z) with respect to the Computation Period ending April 30, 1998, Interest Expense shall be deemed to be an amount equal to (i) Interest Expense for the period of the three Fiscal Quarters ended April 30, 1998 multiplied by (ii) 4/3.

    INTEREST PERIOD means, as to any Fixed Rate Loan, the period commencing on the date such Loan is borrowed or (in the case of a Eurodollar Loan to the Company) converted from a Floating Rate Loan, or on the expiration of the immediately preceding Interest for such Loan, as applicable, and ending on the date one, two, three or six months thereafter (or, in the case of Eurodollar Loans to the Company, 14 days thereafter) as selected by the applicable Borrower in its related notice of borrowing, conversion or continuation, as the case may be; PROVIDED that:

              (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

              (ii) any Interest Period, other than a 14-day Interest Period, that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

              (iii) no Interest Period for any Loan shall extend beyond the scheduled Termination Date; and

              (iv) neither Borrower may select any Interest Period which would extend beyond any Commitment Reduction Date if, after giving effect to such selection, the aggregate Dollar Equivalent principal amount of all Fixed Rate Loans having Interest Periods ending after such date plus the aggregate Stated Amount of all Letters of Credit scheduled to remain outstanding after such date (assuming no drawings are made thereunder) would exceed the Aggregate Commitment Amount scheduled to be in effect after giving effect to the reduction on such date.

    INVESTMENT means, with respect to any Person:

         (a) any loan or advance made by such Person to any other Person (excluding (i) commission, travel and similar advances to officers and employees made in the ordinary course of business and (ii) advances to, and deposits with, contractors and suppliers in the ordinary course of business, but solely to the extent consistent with the past practice of the Company and its Subsidiaries); and

         (b) any ownership or similar interest held by such Person in any other Person.

    The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

    ISSUER means BofA in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer under
SECTION 13.9.

    KKR means Kohlberg Kravis Roberts & Co. L.P., a Delaware limited partnership.

    LAYNE AUSTRALIA - see the PREAMBLE.

    LC FEE RATE means the applicable rate set forth under the heading "LC Fee Rate" in SCHEDULE 1.1(B).

    LETTER OF CREDIT - see SECTION 2.1.3. References to Letters of Credit include the Existing Letter of Credit.

    LETTER OF CREDIT APPLICATION means a letter of credit application in the form then used by the Issuer for the type of letter of credit requested (with appropriate adjustments to indicate that any letter of credit issued thereunder is to be issued pursuant to, and subject to the terms and conditions of, this Agreement).

    LEVERAGE RATIO means the ratio of Total Debt as of the last day of any Fiscal Quarter to Adjusted EBITDA for the Computation Period ending on such day.

    LIEN means, when used with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge, assignment by way of security or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

    LOAN DOCUMENTS means this Agreement, the Notes, the Letter of Credit Applications, the Guaranty and any Pledge Agreement executed pursuant to SECTION 10.15.

    LOANS means U.S. Loans and Australian Loans.

    MARGIN means, at any time, the applicable rate per annum set forth under the heading "Margin" in SCHEDULE 1.1(B).

    MARGIN STOCK means any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System.

    MATERIAL ADVERSE EFFECT means, relative to any event or occurrence of whatever nature (including, without limitation, any adverse determination in any litigation, arbitration or governmental proceeding), a material adverse effect on (a) the financial condition, operations, business, revenues, assets or properties of the Company and its Subsidiaries taken as a whole or (b) the ability of either Borrower to timely and fully perform any of its payment or other material obligations under this Agreement or any other Loan Document to which it is a party.

    MATERIAL SUBSIDIARY means any Subsidiary other than (a) a Foreign Subsidiary and (b) a Subsidiary which (i) owns less than 2% of the consolidated assets of the Company and its Subsidiaries and (ii) had less than 2% of the consolidated revenues of the Company and its Subsidiaries during the most recently ended Fiscal Quarter.

    MINIMUM EQUITY AMOUNT means an amount equal to the greater of (i) U.S.$15,000,000 or (ii) the minimum amount of Net Cash Proceeds received by the Company from the issue or sale of its capital stock which is required to make the Debt to Capitalization Ratio, immediately after such issue or sale of capital stock and the application of the proceeds thereof, less than or equal to the Original Leverage Ratio.

    MINORITY INTERESTS means any shares of stock of any class of a Restricted Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Restricted Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

    NET CASH PROCEEDS means:

         (a) with respect to the sale, transfer, or other disposition by the Company or any Subsidiary of any asset (including any stock of any Subsidiary), the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Company or any Subsidiary pursuant to such sale, transfer or other disposition, net of (i) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such sale, transfer or other disposition (other than the Loans), (iv) in the case of the sale of the stock of any Subsidiary, any Debt of such Subsidiary which is required to be repaid as a result of or in connection with such sale (other than the Loans) and (v) any reserve for adjustment in respect of the sale price of such asset (until such amount is available to the Company or the applicable Subsidiary); and

         (b) with respect to any issuance of equity securities (including stock, warrants, options or any other equity security) or Other Debt, the aggregate cash proceeds received by the Company or any Subsidiary pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriter's commissions and legal, accounting and investment banking fees).

    NON-AUSTRALIAN BANK means any Bank which is not (and has not designated an affiliate as) an Australian Bank.

    NON-FINANCIAL LETTER OF CREDIT means any Letter of Credit other than a Financial Letter of Credit.

    NON-REPORTABLE ENVIRONMENTAL EVENT means any event described in SECTION 10.18.1(B) with respect to which the amount for which the Company or any Material Subsidiary may reasonably be expected to be obligated is less than a Dollar Equivalent amount of U.S.$250,000 (excluding any amount which is covered by insurance and with respect to which the insurer has accepted a tender of defense and indemnification without reservation of rights).

    NON-U.S. PERSON means a Person that is not (a) a citizen or resident of the United States, (b) a corporation or partnership created or organized under the laws of the United States or any state thereof or (c) an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

    NOTE - see SECTION 3.1.

    ORIGINAL LEVERAGE RATIO means 55% for any date of determination on or before January 31, 1998 and 50% for any date of determination thereafter.

    OTHER DEBT means any Debt not permitted under SECTION 10.7 without a waiver thereof.

    OVERNIGHT RATE means, for any day, the rate of interest per annum at which overnight deposits in the applicable currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by the relevant branch of BofA to major banks in the applicable offshore interbank market. The Overnight Rate for any day which is not a Business Day shall be the Overnight Rate for the preceding Business Day.

    PARTICIPANT - see SECTION 15.9.2.

    PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

    PENSION PLAN means a "pension plan", as such term is defined in section
3(2) of ERISA, which is subject to title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Company or any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code or section 4001 of ERISA, may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

    PERCENTAGE means, for any Bank, the percentage equivalent at such time of:

         (a) prior to the termination of the Commitments, (i) such Bank's Commitment DIVIDED BY (ii) the Aggregate Commitment Amount; and

         (b) after the termination of the Commitments, (i) the aggregate principal amount of such Bank's U.S. Loans PLUS the direct (after subtracting all amounts which have been, or upon receipt by the Agent of an Australian Participation Funding Notice would be, participated) or participation interest of such Bank in the aggregate Dollar Equivalent principal amount of Australian Loans PLUS such Bank's participation interest in the Stated Amount of all Letters of Credit DIVIDED BY (ii) the aggregate Dollar Equivalent principal amount of all Loans PLUS the Stated Amount of all Letters of Credit.

    The initial Percentage for each Bank is set forth opposite such Bank's name on SCHEDULE 1.1(A).

    PERSON means any natural person, corporation, company, partnership, trust, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

    PROHIBITED ENVIRONMENTAL EVENT means any event described in SECTION 9.15 or
SECTION 10.18.2 with respect to which the amount for which the Company or any Material Subsidiary may reasonably be expected to be obligated, when aggregated with all unpaid amounts for which the Company and its Material Subsidiaries may reasonably be expected to be obligated with respect to other existing events described in SECTION 9.15 or SECTION 10.18.2, is equal to or greater than a Dollar Equivalent amount of U.S.$1,000,000 (excluding any amount which is covered by insurance and with respect to which the insurer has accepted a tender of defense and indemnification without reservation of rights).

    QUALIFIED PUBLIC OFFERING means a public offering of the capital stock of the Company in which the Company receives Net Cash Proceeds of not less than U.S.$15,000,000.

    REQUIRED BANKS means Banks having an aggregate Percentage of 66-2/3% or more.

    RESTRICTED EQUITY AMOUNT means an amount equal to the lesser of (i) the Net Cash Proceeds received by the Company from the issue or sale of its capital stock from and after January 31, 1996 or (ii) the Minimum Equity Amount.

    RESTRICTED INVESTMENTS means all Investments, other than the following:

         (a) Investments by the Company and its Restricted Subsidiaries in and to Restricted Subsidiaries, including any Investment in a corporation which, after giving effect to such Investment, will become a Restricted Subsidiary;

         (b) Investments in commercial paper maturing in 270 days or less from the date of acquisition which, at the time of acquisition by the Company or any Restricted Subsidiary, is accorded a rating no lower than one of the top two rating classifications by any nationally recognized rating agency;

         (c) Investments in obligations of or guaranteed by the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing within three years from the date of acquisition thereof;

         (d) Investments in certificates of deposit or bankers acceptances maturing within one year from the date of acquisition thereof, issued by a bank or trust company organized under the laws of the United States or any state thereof, whose long-term certificates of deposit are, at the time of acquisition thereof by the Company or a Subsidiary, rated one of the top two rating classifications by any nationally recognized rating agency;

         (e) Investments in obligations of municipalities maturing within three years from the date of acquisition which, at the time of acquisition by the Company or any Subsidiary, are accorded a rating of no lower than one of the top two rating classifications by any nationally recognized rating agency;

         (f) receivables arising from the sale of goods and services in the ordinary course of business of the Company and its Restricted Subsidiaries;

         (g) Investments in money market investment programs which are classified as current assets of the Company or any Restricted Subsidiary in accordance with generally accepted accounting principles; and

         (h) Investments of the Company and its Subsidiaries existing as of February 29, 1996 and described on SCHEDULE 1.1(D) hereto.

    In valuing any Restricted Investment for the purpose of applying the limitations set forth in this Agreement, such Investments shall be valued at book value determined in accordance with GAAP.

    RESTRICTED SUBSIDIARY means CBC and any other Subsidiary (i) of which at least a majority (by number of votes) of the voting stock is beneficially owned, directly or indirectly, by the Company and (ii) which the Company has designated as a Restricted Subsidiary on SCHEDULE 9.8 hereto or by notice in writing given to the Agent and the Banks.

    SEC means the Securities and Exchange Commission.

    SENIOR NOTES means the U.S.$25,000,000 6.75% Senior Notes issued pursuant to the Note Agreement dated March 15, 1996 between the Company and Massachusetts Mutual Life Insurance Company.

    SPOT RATE for a currency means the rate quoted by BofA as the spot rate for the purchase by BofA of such currency with another currency in accordance with its customary procedures at approximately 10:00 a.m. (Chicago time) on the date two Business Days prior to the date as of which the foreign exchange computation is made.

    STAMM SCHEELE ACQUISITION means the acquisition by the Company of Stamm Scheele, Inc. pursuant to the Agreement of Sale dated July 3, 1997 among the Company and the shareholders of Stamm Scheele, Inc.

    STANLEY means Stanley Mining Services Limited ACN 009 117 533, a company incorporated in Western Australia.

    STANLEY ACQUISITION means the Acquisition of not less than 90% of the shares of Stanley pursuant to the Part A Statement of Layne Australia registered May 2, 1997 and the Offer Document of Layne Australia dated May 20, 1997.

    STATED AMOUNT means, with respect to any Letter of Credit at any date of determination, the sum of the maximum Dollar Equivalent amount available thereunder at any time during the then ensuing term of such Letter of Credit under any and all circumstances plus the aggregate Dollar Equivalent amount of all unreimbursed payments and disbursements under such Letter of Credit.

    STOCKHOLDERS' EQUITY means, as of the date of any determination thereof, stockholders' equity of the Company and its Restricted Subsidiaries as shown on the consolidated balance sheet of the Company as of such date of determination, determined in accordance with GAAP.

    SUBSIDIARY means, with respect to any Person, a corporation (a) of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors or (b) organized under the laws of Australia or a state or territory thereof and which is otherwise a subsidiary of such Person within the meaning of Section 9 of the Corporations Law of Australia. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company. For purposes of the representations and warranties set forth in SECTIONS 9.6 through 9.11, 9.13, 9.15 and 9.16, Stanley and its Subsidiaries shall be deemed to be Subsidiaries of the Company immediately prior to the Effective Date (notwithstanding the fact that they will not become Subsidiaries of the Company until the occurrence of the Effective Date).

    SURETYSHIP LIABILITY means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability guaranteed thereby.

    TAXES means any present or future income, excise or stamp taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, excluding franchise taxes and taxes imposed on or measured by the gross or net income or receipts of the Agent or any Bank.

    TERMINATION DATE means July 31, 2002 or such other date on which the Commitments shall terminate pursuant to SECTION 6 or 12.

    TOTAL DEBT means all Debt of the Company and its Subsidiaries determined on a consolidated basis, excluding (i) Debt in respect of undrawn standby letters of credit, (ii) Debt in respect of Hedging Obligations and (iii) Debt arising out of Suretyship Liabilities in respect of (x) Debt of others described in CLAUSES (I) and (II) above and (y) indemnification obligations to the extent not included in the consolidated balance sheet of the Company.

    TYPE OF LOAN OR BORROWING refers to the interest rate basis for a loan or borrowing. The "types" of U.S. Loans or borrowings are Floating Rate Loans or borrowings and Eurodollar Loans or borrowings. The "types" of Australian Loans or borrowings are Bill Rate Loans or borrowings and Eurodollar Loans or borrowings.

    UNMATURED EVENT OF DEFAULT means any event which if it continues uncured will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

    U.S. DOLLARS and U.S.$ mean lawful money of the United States of America.

    U.S. LOAN - see SECTION 2.1.1.

    WELFARE PLAN means a "welfare plan", as such term is defined in section 3(1) of ERISA.

    WHOLLY-OWNED SUBSIDIARY means a Subsidiary of which the Company and/or its Subsidiaries own, directly or indirectly, all of the outstanding shares of capital stock (other than directors' qualifying shares).

    1.2 OTHER INTERPRETIVE PROVISIONS. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

              (ii) The term "including" is not limiting and means "including without limitation."

              (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

         (c) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and
    (ii) references to any statute or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

         (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

         (e) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

         (f) A reference to capital stock also includes a reference to issued share capital.

    SECTION 2 COMMITMENTS OF THE BANKS; U.S. AND AUSTRALIAN
              BORROWING PROCEDURES; LETTER OF CREDIT PROCEDURES.

    2.1 COMMITMENTS. On and subject to the terms and conditions of this Agreement, each of the Banks, severally and for itself alone, agrees to make loans to, and to issue or participate in letters of credit for the account of, the Borrowers as follows:

    2.1.1 U.S. LOAN COMMITMENT. Each Bank agrees to make loans to the Company on a revolving basis (collectively "U.S. Loans" and individually each a "U.S. Loan") from time to time before the Termination Date in such Bank's Percentage of such aggregate amounts as the Company may from time to time request from all Banks.

    2.1.2 AUSTRALIAN LOAN COMMITMENT. (a) Each Australian Bank agrees to make loans to Layne Australia on a revolving basis (collectively "Australian Loans" and individually each an "Australian Loan") from time to time before the Termination Date in such Australian Bank's Australian Percentage of such aggregate amounts as Layne Australia may from time to time request from all Australian Banks and (b) each Non-Australian Bank agrees that it will purchase a participation in each such Loan if required pursuant to SECTION 2.3.4.

    2.1.3 LETTER OF CREDIT COMMITMENT. (a) The Issuer will issue standby letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the Issuer (collectively the "Letters of Credit" and individually each a "Letter of Credit"), at the request of and for the account of the Company (or jointly for the account of the Company and any Subsidiary) from time to time before the Termination Date and (b) as more fully set forth in SECTION 2.4, each Bank agrees to purchase a participation in each such Letter of Credit.

    2.1.4 COMMITMENT LIMITS. Notwithstanding any other provision of this Agreement (a) the Aggregate Outstandings shall not at any time exceed the Aggregate Commitment; (b) the aggregate Dollar Equivalent principal amount of all Australian Loans shall not at any time exceed the Aggregate Australian

Commitment; and (c) the Stated Amount of all Letters of Credit shall not at any time exceed the lesser of the Aggregate Commitment and a Dollar Equivalent amount of U.S.$20,000,000.

    2.1.5 VALUATION OF AUSTRALIAN LOANS AND CERTAIN LETTERS OF CREDIT. The Agent will determine the Dollar Equivalent amount of each Australian Loan and each Letter of Credit denominated in a currency other than U.S. Dollars on each Computation Date, and such determination shall be conclusive absent demonstrable error.

    2.2  U.S. LOAN PROCEDURES.

    2.2.1  VARIOUS TYPES OF U.S. LOANS.  Each U.S. Loan shall be in U.S.
Dollars and shall be either a Floating Rate Loan or a Eurodollar Loan, as the Company shall specify in the related notice of borrowing, conversion or continuation pursuant to SECTION 2.2.2 or 2.2.3. Floating Rate Loans and Eurodollar Loans may be outstanding at the same time, PROVIDED that (i) not more than five different Groups of Eurodollar Loans to the Company shall be outstanding at any one time and (ii) the aggregate principal amount of each Group of Eurodollar Loans to the Company shall at all times (including after giving effect to any conversion or continuation) be at least U.S.$500,000 and an integral multiple of U.S.$100,000.

    2.2.2 BORROWING PROCEDURES FOR U.S. LOANS. The Company shall give written notice to the Agent of each proposed borrowing of U.S. Loans not later than (a) in the case of a Floating Rate borrowing, 11:00 a.m., Chicago time, on the proposed date of such borrowing, and (b) in the case of a Eurodollar borrowing, 11:00 a.m., Chicago time, at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be in the form of EXHIBIT B, shall be effective upon receipt by the Agent and shall specify the date, amount and type of borrowing and, in the case of a Eurodollar borrowing, the initial Interest Period therefor. Promptly upon receipt of such notice, the Agent shall advise each Bank thereof. Not later than 1:00 p.m., Chicago time, on the date of a proposed borrowing of U.S. Loans, each Bank shall provide the Agent at the Agent's Payment Office with immediately available funds covering such Bank's Percentage of such borrowing and, subject to the satisfaction of the conditions precedent set forth in SECTION 11 with respect to such borrowing, the Agent shall pay over the requested amount to the Company on the requested borrowing date and (unless the Company shall otherwise notify the Agent and BofA in writing) deposit such amount in the Company's demand deposit account no. 49-13582 maintained with BofA (or such other account maintained with BofA as the Company shall designate in writing to BofA and the Agent). Each borrowing of U.S. Loans shall be on a Business Day and shall be in an aggregate amount of at least U.S.$500,000 and an integral multiple of U.S.$100,000.

    2.2.3 CONVERSION AND CONTINUATION PROCEDURES FOR U.S. LOANS. (a) Subject to SECTION 2.2.1 the Company may, upon irrevocable written notice to the Agent in accordance with CLAUSE (B) below:

              (i) elect, as of any Business Day, to convert any U.S. Loans (or any part thereof in an aggregate amount not less than U.S.$500,000 or a higher integral multiple of U.S.$100,000) into U.S. Loans of the other type; or

              (ii) elect, as of the last day of the applicable Interest Period, to continue any Eurodollar Loans to the Company having Interest Periods expiring on such day (or any part thereof in an amount not less than U.S.$500,000 or a higher integral multiple of U.S.$100,000) for a new Interest Period.

         (b) The Company shall deliver a notice of conversion or continuation in the form of EXHIBIT C to be received by the Agent not later than 11:00 a.m., Chicago time, at least (i) three Business Days in advance of the date of conversion or continuation, if U.S. Loans are to be converted into or continued as Eurodollar Loans; and (ii) on the Business Day of such conversion, if U.S. Loans are to be converted into Floating Rate Loans, specifying in each case:

              (1)  the proposed date of conversion or continuation;

              (2) the aggregate amount of U.S. Loans to be converted or continued;

              (3) the type of Loans resulting from the proposed conversion or continuation; and

              (4) in the case of a continuation of, or conversion into, Eurodollar Loans to the Company, the duration of the requested Interest Period therefor.

         (c) If upon the expiration of any Interest Period applicable to Eurodollar Loans to the Company, the Company has failed to select timely a new Interest Period to be applicable to such Eurodollar Loans, the Company shall be deemed to have elected to convert such Eurodollar Loans into Floating Rate Loans effective on the last day of such Interest Period.

         (d) The Agent will promptly notify each Bank of its receipt of a notice of conversion or continuation pursuant to this SECTION 2.2.3 or, if no timely notice is provided by the Company, of the details of any automatic conversion.

         (e) Unless the Required Banks otherwise consent, during the existence of an Event of Default or Unmatured Event of Default, the Company may not elect to have a U.S. Loan converted into or continued as a Eurodollar Loan.

    2.3  AUSTRALIAN LOAN PROCEDURES

    2.3.1 VARIOUS TYPES OF AUSTRALIAN LOANS. Each Australian Loan shall be either a Bill Rate Loan in Australian Dollars or a Eurodollar Loan in U.S. Dollars, as Layne Australia shall specify in the related notice of borrowing pursuant to SECTION 2.3.2. Bill Rate Loan and Eurodollar Loans may be outstanding at the same time, PROVIDED that (i) not more than two different Groups of Eurodollar Loans to Layne Australia shall be outstanding at any one time, (ii) not more than two different Groups of Bill Rate Loans shall be outstanding at any one time, (iii) the aggregate principal amount of each Group of Eurodollar Loans to Layne Australia shall at all times (including after giving effect to any partial continuation) be at least U.S.$500,000 and an integral multiple of U.S.$100,000 and (iv) the aggregate principal amount of each Group of Bill Rate Loans shall at all times (including after giving effect to any partial continuation) be at least a Dollar Equivalent amount of U.S.$500,000 and an integral multiple of A$500,000.

    2.3.2 BORROWING PROCEDURES FOR AUSTRALIAN LOANS. Layne Australia shall give written notice to the Agent of each proposed borrowing of Australian Loans not later than noon, Chicago time, at least four Business Days prior to the proposed date of such borrowing. Each such notice shall be in the form of EXHIBIT D, shall be effective upon receipt by the Agent, and shall specify the date, amount and type of borrowing and the initial Interest Period therefor. Promptly upon receipt of such notice the Agent shall advise each Australian Bank thereof. Not later than 11:00 a.m., Sydney, Australia time, on the date of a proposed borrowing of Australian Loans, each Australian Bank shall provide the Agent at the Agent's Payment Office with immediately available funds covering such Australian Bank's Australian Percentage of such borrowing and, subject to the satisfaction of the conditions precedent set forth in SECTION 11 with respect to such borrowing, the Agent shall pay over the requested amount to Layne Australia on the requested borrowing date. Each borrowing of Australian Loans shall be on a Business Day and shall be in an aggregate Dollar Equivalent amount of at least U.S.$500,000 and an integral multiple of (x) in the case of Eurodollar Loans, U.S.$100,000 and (y) in the case of Bill Rate Loans, A$500,000.

    2.3.3  CONTINUATION PROCEDURES FOR AUSTRALIAN LOANS.  (a) Subject to
SECTION 2.3.1, Layne Australia may, upon irrevocable written notice to the Agent in accordance with CLAUSE (B) below, elect, as of the last day of the applicable Interest Period, to continue any Australian Loans having Interest Periods expiring on such day (or any part thereof in a Dollar Equivalent amount not less than U.S.$500,000 or a higher integral multiple of (x) in the case of Eurodollar Loans, U.S.$100,000 or (y) in the case of Bill Rate Loans, A$100,000) for a new Interest Period; PROVIDED that any Loans so continued shall remain the same type of Australian Loans.

         (b) Layne Australia shall deliver a notice of continuation in the form of EXHIBIT E to be received by the Agent not later than noon, Chicago time, at least four Business Days in advance of the date of continuation, specifying:

           (A)  the proposed date of continuation;

           (B) the aggregate amount of Australian Loans to be continued; and

           (C) the duration of the requested Interest Period therefor.

         (c) If Layne Australia fails to give timely notice of continuation of any Australian Loans pursuant to CLAUSE (B) above and has not given a notice of prepayment of such Loans pursuant to SECTION 6.2.4, then Layne Australia shall be deemed to have elected to continue such Australian Loans as Loans of the same type for a new Interest Period of one month beginning on the last day of the expiring Interest Period.

         (d) The Agent will promptly notify each Australian Bank of its receipt of a notice of continuation pursuant to this SECTION 2.3.3 or, if no timely notice of continuation is provided by Layne Australia, of the details of any automatic continuation.

    2.3.4 PARTICIPATIONS IN AUSTRALIAN LOANS. (a) Each Non-Australian Bank agrees that it shall at all times have a participation in, and acknowledges that it is irrevocably and unconditionally obligated, upon receipt of notice that the Agent has received an Australian Participation Funding Notice, to fund (or to cause an Affiliate to fund) its participation in, each outstanding Australian Loan in an amount equal to its Percentage of the amount of such Australian Loan.

         (b) The Agent shall promptly notify each Non-Australian Bank of its receipt of an Australian Participation Funding Notice. Promptly upon receipt of such Notice, each Non-Australian Bank shall (or shall cause an Affiliate to) make available to the Agent for the account of the Australian Banks an amount in Australian Dollars and in immediately available funds equal to its Percentage of all outstanding Australian Loans. If any Non-Australian Bank so notified fails to make available to the Agent for the account of the Australian Banks the full amount of such Non-Australian Bank's participations in all Australian Loans by 12:00 noon (Chicago time) on the Business Day following its receipt of such notice from the Agent (or two Business Days following receipt of such notice if such notice is received after 12:00 noon (Chicago time) on any Business Day), then interest shall accrue on such Non-Australian Bank's obligation to fund such participations, from the date such obligation became due to the date such Non-Australian Bank pays such obligations in full, at a rate per annum equal to the Overnight Rate in effect from time to time during such period. The Agent shall promptly distribute to each Australian Bank an amount equal to its applicable share of the amount received from any Non-Australian Bank to fund its participation in the Australian Loans of such Australian Bank together with its applicable share of any interest received from any Non-Australian Bank pursuant to the previous sentence, in the same funds as those received by the Agent.

         (c) From and after the date on which the Agent has received an Australian Participation Funding Notice, all funds received by the Agent in payment of the Australian Loans and interest thereon shall be distributed by the Agent, in the same funds as those received by the Agent, to all Banks in accordance with their respective Percentages (i.e., giving effect to the funding of participations pursuant to this SECTION 2.3.4), except that the Percentage of such funds of any Non-Australian Bank that has not funded its participations as provided herein shall be distributed ratably to the Australian Banks.

         (d) If the Agent or any Australian Bank is required at any time to return to either Borrower, or to a trustee, receiver, liquidator or custodian, or any official in any bankruptcy, insolvency or similar proceeding, any portion of any payment made by such Borrower to the Agent or such Australian Bank in respect of any Australian Loan or interest thereon, each Non-Australian Bank shall, on demand of the Agent, forthwith return to the Agent for the account of the applicable Australian Bank its Percentage of the amount so returned by the Agent or such Australian Bank plus interest thereon from the date such demand is made to the date such amount is returned by such Non-Australian Bank to the Agent, at a rate per annum equal to the Overnight Rate from time to time in effect.

         (e) The Required Banks, the Australian Banks and the Agent may agree on any other reasonable method (such as making assignments of Australian Loans) for sharing the risks of Australian Loans ratably among all Banks according to their Percentages so long as such method does not materially disadvantage the Borrowers or any Bank.

    2.3.5  AUSTRALIAN PARTICIPATION OBLIGATIONS UNCONDITIONAL.

         (a) Each Non-Australian Bank's obligations to purchase participation interests in Australian Loans pursuant to SECTION 2.3.4 shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including (a) any set-off, counterclaim, recoupment, defense or other right which such Non-Australian Bank may have against the Agent, any Australian Bank, either Borrower or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default or an Unmatured Event of Default; (c) any adverse change in the condition (financial or otherwise) of either Borrower or any other Person; (d) any breach of this Agreement by either Borrower or any other Bank; (e) any inability of Layne Australia to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which any participation interest in any Australian Loan is to be purchased; or (f) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         (b) Notwithstanding the provisions of CLAUSE (A) above, no Non-Australian Bank shall be required to purchase a participation interest in an Australian Loan pursuant to SECTION 2.3.4 if, prior to the making by the Australian Banks of such Australian Loan, the Australian Banks received written notice from the Agent or any Bank specifying that such Agent or such Bank believed in good faith that one or more of the conditions precedent to the making of such Australian Loan were not satisfied and, in fact, such conditions precedent were not satisfied at the time of the making of such Australian Loan.

    2.4  LETTER OF CREDIT PROCEDURES

    2.4.1 ISSUANCE OF LETTERS OF CREDIT. The Company shall give written notice to the Agent of the proposed issuance of each Letter of Credit on a Business Day which is at least one Business Day (or such lesser period as the Issuer may agree) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by a Letter of Credit Application, duly executed by the Company (or jointly by the Company and a Subsidiary) and in all respects reasonably satisfactory to the Issuer, together with such other documentation as the Issuer may reasonably request in support thereof, it being understood that each Letter of Credit Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than 22 days prior to the Termination Date), the face amount of such Letter of Credit, the currency in which such Letter of Credit is to be denominated (which shall be an Available Currency) the name and address of the beneficiary of such Letter of Credit and whether such Letter of Credit is to be transferable in whole or in part. Subject to the satisfaction of the conditions precedent set forth in SECTION 11 with respect to the issuance of such Letter of Credit, the Issuer shall issue such Letter of Credit on the requested issuance date. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Bank shall be deemed to have consented to any such extension or renewal unless any such Bank shall have provided to the Agent, not less than 30 days prior to the last date on which the Issuer can in accordance with the terms of the applicable Letter of Credit decline to extend or renew such Letter of Credit, written notice that it declines to consent to any such extension or renewal.

    2.4.2 PARTICIPATIONS IN LETTERS OF CREDIT. Concurrently with the issuance of each Letter of Credit (or, in the case of an Existing Letter of Credit, concurrently with the effectiveness of this Agreement pursuant to SECTION 11.1), the Issuer shall be deemed to have sold and transferred to each other Bank, and each other Bank shall be deemed irrevocably and unconditionally to have purchased and received from the Issuer without recourse or warranty, an undivided interest and participation, to the extent of such other Bank's Percentage, in such Letter of Credit and the Company's reimbursement obligations with respect thereto. For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be the Issuer's "participation" therein. The Agent hereby agrees, upon request of any Bank, to deliver to such Bank a list of all outstanding Letters of Credit, together with such information related thereto as such Bank may reasonably request.


    2.4.3 REIMBURSEMENT OBLIGATIONS. The Company hereby unconditionally and irrevocably agrees to reimburse the Issuer for each payment or disbursement made by the Issuer under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made and in the currency of such payment or disbursement. Any amount not reimbursed on the date of such payment or distribution shall bear interest from and including the date of such payment or disbursement to but not including the date that the Issuer is reimbursed by the Company therefor, payable on demand, at a rate per annum equal to (x) in the case of any amount denominated in U.S. Dollars, the Alternate Reference Rate from time to time in effect PLUS 2% and (y) in the case of any amount denominated in any other currency, at the Overnight Rate from time to time in effect plus the Margin plus 2%. The Issuer shall notify the Company whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; PROVIDED, HOWEVER, that the failure of the Issuer to so notify the Company shall not affect the rights of the Issuer or the Banks in any manner whatsoever.

    2.4.4 LIMITATION ON THE ISSUER'S OBLIGATIONS. In determining whether to pay under any Letter of Credit, neither the Issuer nor the Agent shall have any obligation to the Company or any Bank other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence and willful misconduct, shall not impose upon the Issuer any liability to the Company or any Bank and shall not reduce or impair the Company's reimbursement obligations set forth in SECTION 2.4.3 or the obligations of the Banks pursuant to SECTION 2.4.5.

    2.4.5 FUNDING BY BANKS TO THE ISSUER. If the Issuer makes any payment or disbursement under any Letter of Credit and the Company has not reimbursed the Issuer in full for such payment or disbursement by 11:00 a.m., Chicago time, on the date of such payment or disbursement, or if any reimbursement received by the Issuer from the Company is or must be returned or rescinded upon or during any bankruptcy or reorganization of the Company or otherwise, each other Bank shall be obligated to pay to the Issuer, in full or partial payment of the purchase price of its participation in such Letter of Credit, its pro rata share (according to its Percentage) of such payment or disbursement (but no such payment shall diminish the obligations of the Company under SECTION 2.4.3), and the Agent shall promptly notify each other Bank thereof. Each other Bank irrevocably and unconditionally agrees, severally and for itself alone, to so pay to the Agent in immediately available funds for the Issuer's account the amount of such other Bank's Percentage of such payment or disbursement. If and to the extent any Bank shall not have made such amount available to the Agent by 2:00 p.m., Chicago time, on the Business Day on which such Bank receives notice from the Agent of such payment or disbursement (it being understood that any such notice received after noon, Chicago time, on any Business Day shall be deemed to have been received on the next following Business Day), such Bank agrees to pay interest on such amount to the Agent for the Issuer's account forthwith on demand for each day from and including the date such amount was to have been delivered to the Agent to but excluding the date such amount is paid, at a rate per annum equal to (a) in the case of any amount denominated in U.S. Dollars, (i) for the first three days after demand, the Federal Funds Rate from time to time in effect and (ii) thereafter, the Alternate Reference Rate from time to time in effect and (b) in the case of any amount denominated in any other currency, the Overnight Rate from time to time in effect plus, beginning on the fourth day after demand, 2%. Any Bank's failure to make available to the Agent its Percentage of any such payment or disbursement shall not relieve any other Bank of its obligation hereunder to make available to the Agent such other Bank's Percentage of such payment, but no Bank shall be responsible for the failure of any other Bank to make available to the Agent such other Bank's Percentage of any such payment or disbursement.

    2.5 PRO RATA TREATMENT. Except as otherwise expressly provided herein, all borrowings, conversions, continuations and repayments shall be effected so that after giving effect thereto (a) each Bank will have a pro rata share (according to the Percentage) of all types and Groups of U.S. Loans and (b) each Australian Bank will have a pro rata share (according to its Australian Percentage) of all types and Groups of Australian Loans.

    2.6  WARRANTY.  Each notice of borrowing and/or of conversion pursuant to
SECTION 2.2, each notice of borrowing pursuant to SECTION 2.3 and the delivery of each Letter of Credit Application pursuant to SECTION 2.4 shall automatically constitute a warranty by the Company or Layne Australia, as the case may be, to the Agent and each Bank to the effect that on the date of such requested borrowing or conversion or the issuance of the requested Letter of Credit, as the case may be, (a) the warranties of the Company contained in SECTION 9 (excluding SECTIONS 9.6 and 9.8 and except to the extent changes in facts or conditions are expressly permitted or required hereunder) of this Agreement shall be true and correct as of such requested date as though made on the date thereof and (b) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing or will result therefrom.

    2.7  CONDITIONS.  Notwithstanding any other provision of this Agreement,
(a) no Bank shall be obligated to make any Loan, (b) no Bank shall be obligated to convert into or permit the continuation at the end of the applicable Interest Period of any Eurodollar Loan to the Company and (c) the Issuer shall not be obligated to issue any Letter of Credit if, in any such case, an

Event of Default or Unmatured Event of Default exists or would result therefrom.

    2.8 COMMITMENTS SEVERAL. The failure of any Bank to make a requested Loan on any date shall not relieve any other Bank of its obligation to make a Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make any Loan to be made by such other Bank.

    2.9 PAYMENTS BY THE BANKS TO THE AGENT. (a) Unless the Agent receives notice from a Bank on or prior to the Effective Date or, with respect to any Loan after the Effective Date, by 12:00 noon, Chicago time, on the date of such Loan in the case of a Floating Rate Loan, at least one Business Day prior to the date of such Loan in the case of a Eurodollar Loan to the Company or at least two Business Days prior to the date of such Loan in the case of an Australian Loan, that such Bank will not make available as and when required hereunder to the Agent for the account of the applicable Borrower the amount of that Bank's pro rata share (according to its Percentage or Australian Percentage) of any borrowing, the Agent may assume that each applicable Bank has made such amount available to the Agent in immediately available funds on the date of such borrowing and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the applicable Borrower such amount, such Bank shall on the Business Day following such date make such amount available to the Agent, together with interest at the Federal Funds Rate (in the case of Floating Rate Loans and Eurodollar Loans) or the Overnight Rate (in the case of Bill Rate Loans) for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this SECTION 2.9 shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following such date, the Agent will notify the applicable Borrower of such failure to fund and, upon demand by the Agent, such Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such borrowing.

         (b) Any Non-Australian Bank may fund its purchase of participations (under SECTION 2.3.4) in Australian Loans, and any Bank may fund its participation (under SECTION 2.4.5) in any Letter of Credit denominated in any currency other than U.S. Dollars, by delivering to the Agent on the date such participation is to be funded an amount in U.S. Dollars equal to the sum of
    (i) the amount necessary for the Agent to purchase on such date in accordance with its customary procedures Australian Dollars or the applicable currency of such Letter of Credit, as the case may be, in an amount sufficient to fund such Bank's required participation payment plus
    (ii) the reasonable and customary costs, fees and expenses of the Agent in making such purchase.

    SECTION 3  NOTES EVIDENCING LOANS.

    3.1 NOTES. The Loans of each Bank to each Borrower shall be evidenced by a promissory note (as amended, supplemented, replaced or otherwise modified from time to time, individually each a "Note" and collectively for all Banks the "Notes") substantially in the form of EXHIBIT A, with appropriate insertions, dated the Effective Date (or such earlier date as shall be satisfactory to the Agent), payable to the order of such Bank in an amount equal to such Bank's Commitment or portion of the Aggregate Australian Commitment, as the case may be (or, if less, in the aggregate unpaid principal amount of such Bank's Loans to the applicable Borrower).

    3.2 RECORDKEEPING. Each Bank shall record in its records, or at its option on the schedule attached to the applicable Note, the date and amount of each Loan made by such Bank to the applicable Borrower, each repayment, conversion or continuation thereof and, in the case of each Eurodollar Loan and Bill Rate Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the applicable Borrower hereunder or under any Note to repay the principal amount of the Loans evidenced by such Note together with all interest accruing thereon.

    SECTION 4  INTEREST.

    4.1 INTEREST RATES. The Borrowers promise to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full, as follows:

         (a) at all times while such Loan is a Floating Rate Loan, at a rate per annum equal to the Alternate Reference Rate from time to time in effect; and

         (b) at all times while such Loan is a Eurodollar Loan, at a rate per annum equal to the sum of the Eurodollar Rate (Reserve Adjusted) applicable to each Interest Period for such Loan plus the Margin; and

         (c) at all times while such Loan is a Bill Rate Loan, at a rate per annum equal to the sum of the Bank Bill Rate applicable to each Interest Period for such Loan plus the Margin;

PROVIDED, HOWEVER, that at any time an Event of Default exists, at the request of the Required Banks the interest rate applicable to each Loan to the Company shall be increased by 2%; and PROVIDED, FURTHER, that if any Loan to Layne Australia is not paid when due (by acceleration or otherwise), the principal of such Loan shall bear interest from such due date until paid at a rate per annum equal to the Eurodollar Rate or the Bank Bill Rate, as the case may be, in effect from time to time plus the Margin plus 2%.

    4.2 INTEREST PAYMENT DATES. Accrued interest on each Floating Rate Loan shall be payable on the last day of each calendar quarter and at maturity, commencing with the first of such dates to occur after the date of such Loan. Accrued interest on each Eurodollar Loan and Bill Rate Loan shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of each Eurodollar Loan and Bill Rate Loan with an Interest Period in excess of three months, on each three-month anniversary of the first day of such Interest Period) and at maturity. After maturity, accrued interest on all Loans shall be payable on demand.

    4.3 SETTING AND NOTICE OF CERTAIN RATES. The applicable Eurodollar Rate or Bank Bill Rate for each Interest Period shall be determined by the Agent, and notice thereof shall be given by the Agent promptly to the Company or Layne Australia, as applicable, and each Bank or each Australian Bank, as applicable. Each determination of the applicable Eurodollar Rate and Bank Bill Rate by the Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Agent shall, upon written request of the Company, Layne Australia or any Bank, deliver to such Person a statement showing the computations used by the Agent in determining any applicable Eurodollar Rate or Bank Bill Rate hereunder.

    4.4 COMPUTATION OF INTEREST. Interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days. The applicable interest rate for each Floating Rate Loan shall change simultaneously with each change in the Alternate Reference Rate.

    SECTION 5  FEES.

    5.1 FACILITY FEE. The Company agrees to pay to each Bank a facility fee for the period from and including the Effective Date to but excluding the Termination Date (and thereafter until all Loans and reimbursement obligations have been paid in full and all Letters of Credit have expired or terminated) at a rate per annum equal to the Facility Fee Rate on the daily average of the amount of such Bank's Commitment (or, after termination of the Commitments, of the aggregate Dollar Equivalent principal amount of such Bank's Loans plus such Bank's Percentage of the Stated Amount of all Letters of Credit). The facility fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date for any period then ending for which such facility fee shall not have been theretofore paid (provided that after the Termination Date the facility fee shall be payable on demand). The facility fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

    5.2  LETTER OF CREDIT FEES.

         (a) The Company agrees to pay to the Agent for the account of the Banks pro rata according to their respective Percentages a letter of credit fee for each Letter of Credit at a rate per annum equal to the LC Fee Rate for the applicable type of Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days) multiplied by the Dollar Equivalent amount available to be drawn under such Letter of Credit, payable in arrears on the last day of each calendar quarter and on the Termination Date for the period from and including the date of the issuance of such Letter of Credit to but excluding the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

         (b) In addition, with respect to each Letter of Credit, the Company agrees to pay to the Agent for the sole account of the Issuer (i) such fees and expenses as the Issuer customarily requires in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations and (ii) a letter of credit fee for each Letter of Credit in an Dollar Equivalent amount equal to 0.25% per annum (computed for the actual number of days elapsed on the basis of a year of 360 days) of the Dollar Equivalent amount available to be drawn under such Letter of Credit, payable in arrears on the last day of each calendar quarter and on the Termination Date for the period from and including the date of the issuance of such Letter of Credit to but excluding the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

         (c) For purposes of calculating letter of credit fees pursuant to CLAUSE (A) and CLAUSE (B)(II) above, the Agent will determine the Dollar Equivalent amount of each Letter of Credit (i) on the date of issuance thereof, (ii) on each date on which the amount available to be drawn thereunder changes and (iii) on the last Business Day of each month.

    5.3 AGENT'S AND ARRANGER'S FEES. The Company agrees to pay to the Agent and the Arranger such fees at such times and in such amounts as are mutually agreed upon by the Company and the Agent and the Arranger, respectively.

    SECTION 6  REDUCTION OR TERMINATION OF THE COMMITMENTS;
               PREPAYMENTS.

    6.1  REDUCTION OR TERMINATION OF THE COMMITMENTS.

    6.1.1 SCHEDULED MANDATORY REDUCTIONS OF THE AGGREGATE COMMITMENT. The Aggregate Commitment shall be reduced on each of the following dates (each a "Commitment Reduction Date") to the amount set forth in SCHEDULE 6.1.1 opposite such date (it being understood that no reduction shall be required on such date if the Aggregate Commitment has already been reduced to an amount which is equal to or less than the applicable amount set forth in SCHEDULE 6.1.1).

    6.1.2  ADDITIONAL MANDATORY REDUCTIONS OF THE AGGREGATE COMMITMENT.

         (a) Within 30 days after any sale, transfer or other disposition (including the disposition of the stock of any Subsidiary, whether by sale, merger or otherwise) by the Company or any Subsidiary of any asset outside the ordinary course of its business to a Person other than the Company or a Subsidiary, the Aggregate Commitment shall be reduced by an amount equal to 100% of the Net Cash Proceeds of such sale, transfer or other disposition; PROVIDED that (i) the foregoing shall not apply to the extent that (x) the Net Cash Proceeds of all such sales, transfers and other dispositions since the Effective Date does not exceed a Dollar Equivalent amount of U.S. $5,000,000 and (y) the excess of the Net Cash Proceeds of all such sales, transfers or other dispositions since the Effective Date over the amount of Net Cash Proceeds previously applied to reduce the Aggregate Commitment pursuant to this CLAUSE (A) does not exceed a Dollar Equivalent amount of U.S.$500,000; and (ii) any reduction of the Aggregate Commitment pursuant to this CLAUSE (A) shall (if necessary) be rounded down to an integral multiple of U.S.$500,000.

         (b) Concurrently with the receipt of any Net Cash Proceeds from any issuance of equity securities of the Company (including any Qualified Public Offering, but excluding the issuance of shares of common stock of the Company pursuant to any employee or director stock option program, benefit plan or compensation program), the Aggregate Commitment shall be reduced by an amount (rounded to the nearest integral multiple of U.S.$500,000) equal to the lesser of (i) 75% of such Net Cash Proceeds and
    (ii) the amount of Debt which would need to be repaid by the Company and its Subsidiaries (after giving effect to the issuance of such equity securities) to cause the Debt to Capitalization Ratio to be equal to or less than 0.5 to 1: PROVIDED that no reduction of the Aggregate Commitment shall be required under this CLAUSE (B) at any time after the first date occurring after October 31, 1997 on which, as of the last day of a Fiscal Quarter, the Debt to Capitalization Ratio is equal to or less than 0.5 to 1.

         (c) Concurrently with the receipt of any Net Cash Proceeds from the issuance of any Other Debt of the Company or any Subsidiary, the Aggregate Commitment shall be reduced by an amount (rounded to the nearest integral multiple of U.S.$500,000) equal to 100% of such Net Cash Proceeds.

    6.1.3 VOLUNTARY REDUCTION OR TERMINATION OF COMMITMENTS. The Company may from time to time on at least five Business Days' prior written notice received by the Agent (which shall promptly advise each Bank thereof) permanently reduce the Aggregate Commitment to an amount not less than the Aggregate Outstandings. Any such reduction shall be in an amount not less than U.S.$2,000,000 and an integral multiple of U.S.$500,000. The Company may at any time on like notice terminate the Commitments upon payment in full of all Loans and all other obligations of the Borrowers hereunder and upon the cash collateralization in full, pursuant to documentation in form and substance reasonably satisfactory to the Agent and the Banks, of all obligations arising with respect to the Letters of Credit.

    6.1.4 ALL REDUCTIONS PRO RATA. All reductions of the Commitments shall be pro rata among the Banks according to their respective Percentages.

    6.2  PREPAYMENTS.

    6.2.1 MANDATORY PREPAYMENTS RESULTING FROM COMMITMENT REDUCTIONS. On each date on which the Commitments are reduced pursuant to SECTION 6.1.1 or 6.1.2, the Company shall, or shall cause Layne Australia to, prepay Loans in the amount necessary (if any) so that the Aggregate Outstandings will not exceed the Aggregate Commitment as reduced on such date.

    6.2.2  MANDATORY PREPAYMENTS RESULTING FROM CURRENCY FLUCTUATIONS.

         (a) If on any Computation Date the Agent shall have determined that the Aggregate Outstandings exceed the Aggregate Commitment due to a change in applicable rates of exchange between U.S. Dollars and any applicable currency, THEN (i) the Agent shall promptly notify the Company and (ii) the Company shall, or shall cause Layne Australia to, promptly (subject to the notice requirements of SECTION 6.2.4) prepay Loans in an amount so that the Aggregate Outstandings are equal to or less than the Aggregate Commitment; PROVIDED that no prepayment shall be requested under this CLAUSE (A) on any day which is a Computation Date solely because it is the last Business Day of a month unless the Aggregate Outstandings exceed the Aggregate Commitment by a Dollar Equivalent amount of U.S.$100,000 or more.

         (b) If on any Australian Computation Date the Agent shall have determined that the aggregate Dollar Equivalent principal amount of all outstanding Australian Loans exceeds the Aggregate Australian Commitment due to a change in applicable rates of exchange between U.S. Dollars and Australian Dollars, THEN (i) the Agent shall promptly notify the Company and (ii) the Company shall promptly (subject to the notice requirements of SECTION 6.2.4) prepay Australian Loans in an amount so that the aggregate Dollar Equivalent amount of all outstanding Australian Loans is equal to or less than the Aggregate Australian Commitment; PROVIDED that no prepayment shall be required under this CLAUSE (B) on any day which is an Australian Computation Date solely because it is the last Business Day of a month unless the aggregate Dollar Equivalent principal amount of all outstanding Australian Loans exceeds the Aggregate Australian Commitment by a Dollar Equivalent amount of U.S.$100,000 or more.

    6.2.3 VOLUNTARY PREPAYMENTS. Subject to SECTION 6.2.4, either Borrower may from time to time prepay Loans in whole or in part.

    6.2.4  ALL PREPAYMENTS.  The applicable Borrower shall give the Agent
(which shall promptly advise each Bank or Australian Bank, as the case may be) notice of each prepayment not later than 11:00 a.m., Chicago time on the date of such prepayment, in the case of a prepayment of Floating Rate Loans, not later than 3:00 p.m., Chicago time, on the third Business Day preceding the day of such prepayment, in the case of prepayment of Eurodollar Loans to the Company, and not later than noon, Chicago time, on the fourth Business Day preceding the date of such prepayment, in the case of prepayment of Australian Loans, in each case specifying the Loans to be prepaid and the day (which shall be a

Business Day) and amount of such prepayment. Each partial prepayment pursuant to SECTION 6.2.3 shall be in a Dollar Equivalent principal amount of at least U.S.$500,000 and an integral multiple of U.S.$100,000 (or, in the case of Bill Rate Loans, an integral multiple of A$500,000). After giving effect to any partial prepayment, the aggregate principal amount of each Group of Loans shall be at least U.S.$500,000 and an integral multiple of U.S.$100,000 (or, in the case of Bill Rate Loans, an integral multiple of A$500,000). Any prepayment of a Fixed Rate Loan shall include accrued interest to the date of prepayment on the principal amount being repaid and, if made on a day other than the last day of an Interest Period therefor, shall be subject to SECTION 8.4.

    SECTION 7  MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

    7.1 MAKING OF PAYMENTS. All payments of principal of or interest on the Notes, and of all facility fees and Letter of Credit fees, shall be made by the applicable Borrower to the Agent in immediately available funds and in the applicable currency at the Agent's Payment Office not later than noon, Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by the Agent on the next following Business Day. The Company hereby authorizes BofA, unless otherwise instructed in writing, to charge the Company's demand deposit account no. 49-13582 maintained with BofA (or such other account maintained with BofA or any of its Affiliates as the Company shall designate in writing to BofA and the Agent) for the amount of any such payment to be made by the Company on the due date therefor and to pay such amount to the Agent, but BofA's failure to so charge such account shall in no way affect the obligation of the Company to make any such payment. The Agent shall promptly remit to each Bank its share (if any) of all such payments received in collected funds by the Agent for the account of such Bank.

    All payments under SECTIONS 8.1 and 8.4 shall be made by the applicable Borrower to the Agent at the Agent's Payment Office for the account of the Bank or Banks entitled thereto.

    7.2 APPLICATION OF CERTAIN PAYMENTS. Each payment of principal shall be applied to such Loans as the applicable Borrower shall direct by notice to be received by the Agent on or before the date of such payment or, in the absence of such notice, as the Agent shall determine in its discretion. Concurrently with each remittance to any Bank of its share of any such payment, the Agent shall advise such Bank as to the application of such payment.

    7.3 DUE DATE EXTENSION. If any payment of principal or interest with respect to any of the Notes, or of facility fees or

Letter of Credit fees, falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day (unless, in the case of a Fixed Rate Loan, such next following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and additional interest (in the case of principal) or fees, as the case may be, shall accrue and be payable for the period of any such extension.

    7.4 SETOFF. Each Borrower agrees that the Agent and each Bank have all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, each Borrower agrees that at any time (i) any payment or other amount owing by such Borrower under this Agreement is then due to the Agent or any Bank or (ii) any Unmatured Event of Default under SECTION 12.1.4 or any Event of Default exists, the Agent and each Bank may apply to the payment of such payment or other amount (or, in the case of CLAUSE (II), to any obligations of such Borrower hereunder, whether or not then due) any and all balances, credits, deposits, accounts or moneys of such Borrower then or thereafter with the Agent or such Bank.

    7.5 PRORATION OF PAYMENTS. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of or interest on any Note (or an account of its participation in any Letter of Credit) in excess of its pro rata share of payments and other recoveries obtained by all Banks on account of principal of and interest on Notes (or such participations) then held by them (other than in respect of an Affected Loan or as a result of replacement of a Bank pursuant to
SECTION 8.7), such Bank shall purchase from the other Banks such participation in the Notes (or sub-participations in Letters of Credit) held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

    7.6 TAXES WITH RESPECT TO PAYMENTS BY THE COMPANY. (a) All payments by the Company hereunder (including all payments of principal of and interest on the U.S. Loans and all payments under the Guaranty set forth in SECTION 14) to any Non-U.S. Person shall be made free and clear of and without deduction for any present or future Taxes. If any deduction or withholding from any payment to be made by the Company hereunder is required in respect of any Taxes in respect of payments to a Non-U.S. Person, then the Company will:

              (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

              (ii) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

              (iii) except to the extent that such deduction or withholding results from the breach by such Person of its agreement contained in CLAUSE (B) or (C) below, or would not be required if such Person's representation and warranty contained in CLAUSE (C) below were true, pay such additional amounts as may be necessary in order that the net amount received by such Person after such deduction or withholding (including any required deduction or withholding on such additional amounts) shall equal the amount such Person would have received had no such deduction or withholding been made.

Moreover, if any Taxes are directly asserted against the Agent or any Bank with respect to any payment received by the Agent or such Bank from the Company hereunder, the Agent or such Bank may pay such Taxes and the Company will promptly pay such additional amount (including any penalty, interest and expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted (except to the extent that such Taxes result from such Person's gross negligence or willful misconduct or from the breach by such Person of its agreement contained in CLAUSE (B) or (C) below or would not be asserted if such Person's representation and warranty contained in CLAUSE (C) below were true). For purposes of this SECTION 7.6, a distribution hereunder by the Agent or any Bank to or for the account of any Bank of any amount received from the Company shall be deemed a payment by the Company.

    (b) Each Bank which is a Non-U.S. Person agrees (to the extent it is permitted to do so under the laws of the United States, any applicable double taxation treaties of the United States, the jurisdiction of its incorporation and the jurisdiction in which its Eurodollar Office for Eurodollar Loans to the Company is located) to execute and deliver to the Agent for delivery to the Company, before the Effective Date and before the first scheduled payment date in each taxable year thereafter of such Bank, either (i) a United States Internal Revenue Service Form 1001 or (ii) a United States Internal Revenue Form 4224 together with a United States Internal Revenue Service Form W-9, or any successor forms, as appropriate, and such other and further forms which the Company and/or the Agent may reasonably request, in each case properly and accurately completed and properly claiming complete or partial, as the case may be, exemption from withholding and deduction of United States Federal Taxes in respect of payments by the Company hereunder.

    (c) Each Bank which is a Non-U.S. Person represents and warrants to the Company and the Agent that, as of the date of this Agreement (or in the case of any Assignee, as of the effective date of the assignment to such Assignee, or in the case of any transfer of any rights under a Loan from one office to another of a Bank, as of the effective date of such transfer),

              (i) it is entitled to receive payments hereunder from the Company without deduction or withholding for or on account of any Taxes, and

              (ii) it is permitted to take the actions described in CLAUSE (B) above, claiming a complete exemption from withholding of United States Federal Taxes in respect of payments by the Company hereunder, under the laws of the United States and any applicable double taxation treaties of the jurisdictions specified in CLAUSE (B) above.

Each Bank which is a Non-U.S. Person further agrees that, to the extent any form claiming complete or partial exemption from withholding and deduction of United States Federal Taxes delivered under CLAUSE (B) above is found to be incomplete or incorrect in any material respect when delivered, or thereafter based on a change in law or a change in circumstances or other factors, such Bank shall execute and deliver to the Agent a complete and correct replacement form, or shall notify the Agent, which shall give notice thereof to the Company, that such form is incomplete or incorrect and that no replacement form claiming an exemption from withholding and deduction of United States Federal Taxes can be given.

    7.7 TAXES WITH RESPECT TO PAYMENTS BY LAYNE AUSTRALIA. (a) All payments by Layne Australia hereunder (including all payments of principal of and interest on the Australian Loans) to the Agent or any Bank shall be made free and clear of and without deduction for any present or future Taxes. If any deduction or withholding from any payment to be made by Layne Australia hereunder is required in respect of any Taxes in respect of payments to the Agent or any Bank, then Layne Australia will:

              (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

              (ii) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

              (iii) except to the extent that such deduction or withholding results from the breach by any Australian Bank of its agreement contained in CLAUSE (B) below, or would not be required if such Person's representation and warranty contained in CLAUSE (C) below were true, pay such additional amounts as may be necessary in order that the net amount received by such Australian Bank's after such deduction or withholding (including any required deduction or withholding on such additional amounts) shall equal the amount such Person would have received had no such deduction or withholding been made.

Moreover, if any Taxes are directly asserted against the Agent or any Bank with respect to any payment received by the Agent or such Bank from Layne Australia hereunder, the Agent or such Bank may pay such Taxes and Layne Australia will promptly pay such additional amount (including any penalty, interest and expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted (except to the extent that such Taxes result from such Person's gross negligence or willful misconduct or from the breach by such Person of its agreement contained in CLAUSE (B) below or would not be asserted if such Person's representation and warranty contained in CLAUSE (C) below were true). For purposes of this SECTION 7.7, a distribution hereunder by the Agent or any Bank to or for the account of any Bank (including any payment with respect to a participation pursuant to SECTION 2.3.4) of any amount received from Layne Australia shall be deemed a payment by Layne Australia.

    (b) Each Bank agrees (to the extent it is permitted to do so under applicable law) to execute and deliver to the Agent and Layne Australia such documents as may be necessary or appropriate from time to time in order to properly claim any available exemption (whether partial or complete) from withholding and deduction of any Taxes which are levied or imposed by a Governmental Authority of or within the Commonwealth of Australia in respect of payments by Layne Australia hereunder to (or for the benefit of) such Bank; provided that no Bank which is not an Australian Bank shall have any obligation under this CLAUSE (B) prior to the date on which such Bank receives notice that the Agent has received an Australian Participation Funding Notice.

    (c) Each Australian Bank represents and warrants to Layne Australia and the Agent that, as of the date of this Agreement (or in the case of any Assignee which is an Australian Bank, as of the effective date of the assignment to such Assignee, or in the case of any transfer of any rights under a Loan from one office to another of an Australian Bank, as of the effective date of such transfer), it is entitled to receive payments hereunder from Layne Australia without deduction or withholding for or on account of any Taxes which are levied or imposed by a Governmental Authority of or within the Commonwealth of Australia.

    SECTION 8  INCREASED COSTS; SPECIAL PROVISIONS FOR
               FIXED RATE LOANS.

    8.1 INCREASED COSTS. (a) If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulations, or any change in the interpretation or administration of any applicable law, rule or regulation by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Bank (or any Funding Office of such Bank) with any request or directive (whether or not having the force of law) of any such Governmental Authority:


         (A) shall subject any Bank (or any Funding Office of such Bank) to any tax (other than any tax referred to in SECTION 7.6 or 7.7), duty or other charge with respect to its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its applicable Funding Office imposed by the jurisdiction in which such Bank's principal executive office or Funding Office is located); or

         (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to SECTION 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank (or any Funding Office of such Bank); or

         (C) shall impose on any Bank (or its applicable Funding Office) any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D of the Board of Governors of the Federal Reserve System, to impose a cost on) such Bank (or any Funding Office of such Bank) of making or maintaining any Fixed

Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its applicable Funding Office) under this Agreement or under its Note with respect thereto, then within 10 days after demand by such Bank (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for and a calculation of the amount of such demand, a copy of which shall be furnished to the Agent), the applicable Borrower shall pay directly to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or such reduction; PROVIDED that neither Borrower shall be liable for any increased cost or reduced amount as to which such Bank became aware and failed to notify the applicable Borrower promptly if and to the extent that prompt notice could have avoided or materially decreased the amount of payment by such Borrower hereunder.

         (b) If any Bank shall reasonably determine that any change in, or the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration of any such law, rule or regulation by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Bank (or any Funding Office of such Bank) or any Person controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on such Bank's or such controlling Person's capital as a consequence of such Bank's obligations hereunder (including, without limitation, such Bank's Commitment) to a level below that which such Bank or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration such Bank's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Bank or such controlling Person to be material, then from time to time, within 10 days after demand by such Bank (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for and a calculation of the amount of such demand, a copy of which shall be furnished to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank or such controlling Person for such reduction; PROVIDED that in determining any reduction in rate of return on capital, each Bank shall act reasonably and in good faith and will, to the extent any reduction relates to such Bank's loans and commitments in general and is not specifically attributable to the Loans and the Commitment hereunder, use averaging and attribution methods which are reasonable and which cover all loans and commitments made by such Bank which are similar to the Loans and Commitment whether or not the loan documentation for such other loans and commitments permits such Bank to receive increased costs of the type described in this CLAUSE (B).

    8.2 BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If with respect to any Interest Period:

         (a) deposits in the relevant currency (in the applicable amounts) are not being offered to the Agent in the relevant market for such Interest Period, or the Agent otherwise reasonably determines (which determination shall be binding and conclusive on the Borrowers) that by reason of circumstances affecting the relevant market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate or Bank Bill Rate, as applicable;

         (b) Banks having an aggregate Percentage of 40% or more, or Australian Banks having an aggregate Australian Percentage of 40% or more, advise the Agent that the Eurodollar Rate (Reserve Adjusted) or the Bank Bill Rate, as applicable, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of maintaining or funding the applicable Loans for such Interest Period (taking into account any amount to which such Banks may be entitled under SECTION 8.1), or that the making or funding of Eurodollar Loans or Bill Rate Loans, as applicable, has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Banks materially affects such Loans,

THEN the Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Bank shall be under any obligation to make or convert into Loans of the type so affected, (ii) if the Loans so affected are Eurodollar Loans to the Company, on the last day of the current Interest Period for each Eurodollar Loan to the Company, such Loan shall, unless then repaid in full, automatically convert to a Floating Rate Loan, and (iii) if the Loans so affected are Australian Loans, on the last day of the current Interest Period for each Loan of the type so affected, such Loan shall be repaid in full (subject to Layne Australia's right to borrow Australian Loans of the other type in accordance with, and upon satisfaction of the conditions of, this Agreement).

    8.3 CHANGES IN LAW RENDERING FIXED RATE LOANS UNLAWFUL. If any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any Governmental Authority or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Bank cause a substantial question as to whether it is) unlawful for any Bank to make, maintain or fund Eurodollar Loans to the Company or either type of Australian Loans, THEN such Bank shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) in the case of Eurodollar Loans to the Company, (i) such Bank shall have no obligation to make or convert into Eurodollar Loans (but shall make Floating Rate Loans concurrently with the making of or conversion into Eurodollar Loans to the Company by the Banks which are not so affected, in each case in an amount equal to such Bank's Percentage of all Eurodollar Loans to the Company which would be made or converted into at such time in the absence of such circumstances) and
(ii) on the last day of the current Interest Period for each Eurodollar Loan of such Bank to the Company (or, in any event, if such Bank so requests, on such earlier date as may be required by the relevant law, regulation or interpretation), such Eurodollar Loan shall, unless then repaid in full, automatically convert to a Floating Rate Loan; and (b) in the case of Australian Loans, (i) such Bank shall have no obligation to make or convert into Australian Loans of the type so affected (but, if permitted by applicable law, shall make Australian Loans of the other type concurrently with the making of Australian Loans of the type so affected by the Australian Banks which are not so affected, in each case in a Dollar Equivalent amount equal to such Australian Bank's Australian Percentage of all Australian Loans of the type so affected which would be made at such time in the absence of such circumstances) and (ii) on the last day of the current Interest Period for each Australian Loan by such Australian Bank of the type so affected (or, in any event, if such Australian Bank so requests, on such earlier date as may be required by the relevant law, regulation or interpretation), such Australian Loan shall be repaid in full (subject to Layne Australia's right to borrow Australian Loans of the other type in accordance with, and upon satisfaction of the conditions of, this Agreement). Each Floating Rate Loan made by a Bank which, but for the circumstances described in the foregoing sentence, would be a Eurodollar Loan, and each Australian Loan made by an Australian Bank which, but for the circumstances described in the foregoing sentence, would be an Australian Loan of the other type (any such Floating Rate Loan or Australian Loan, an "Affected Loan"), shall, notwithstanding any other provision of this Agreement, remain outstanding for the same period (and be continued for such Interest Periods) as the Group of Eurodollar Loans or Australian Loans to the applicable Borrower of which such Affected Loan would be a part absent such circumstances.

    8.4 FUNDING LOSSES. Each Borrower hereby agrees that, upon demand by any Bank (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed, a copy of which shall be furnished to the Agent), such Borrower will indemnify such Bank against any net loss or expense which such Bank may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain any Fixed Rate Loan), as reasonably determined by such Bank, as a result of (a) any payment or prepayment or conversion of any Fixed Rate Loan of such Bank on a date other than the last day of an Interest Period for such Loan (including, without limitation, any conversion pursuant to SECTION 8.3) or
(b) any failure of such Borrower to borrow, convert or continue any Loans on a date specified therefor in a notice of borrowing, conversion or continuation pursuant to this Agreement. For this purpose, all notices to the Agent pursuant to this Agreement shall be deemed to be irrevocable.

    8.5 RIGHT OF BANKS TO FUND THROUGH OTHER OFFICES. Each Bank may, if it so elects, fulfill its commitment as to any Fixed Rate Loan by causing a foreign branch or affiliate of such Bank to make such Loan, PROVIDED that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Bank and the obligation of the applicable Borrower to repay such Loan shall nevertheless be to such Bank and shall be deemed held by it, to the extent of such Loan, for the account of such branch or affiliate.

    8.6 DISCRETION OF BANKS AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each Eurodollar Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

    8.7 MITIGATION OF CIRCUMSTANCES; REPLACEMENT OF AFFECTED BANK. (a) Each Bank shall promptly notify the Company and the Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Bank's good faith judgment, otherwise disadvantageous to such Bank) to mitigate or avoid, (i) any obligation by either Borrower to pay any amount pursuant to SECTION 7.6, 7.7 or 8.1 or (ii) the occurrence of any circumstances of the nature described in SECTION 8.2 or 8.3 (and, if any Bank has given notice of any such event described in CLAUSE (I) or (II) above and thereafter such event ceases to exist, such Bank shall promptly so notify the Company and the Agent). Without limiting the foregoing, each Bank will designate a different Funding Office if such designation will avoid (or reduce the cost to the applicable Borrower of) any event described in CLAUSE (I) or (II) of the preceding sentence and such designation will not, in such Bank's sole judgment, be otherwise disadvantageous to such Bank.

         (b) At any time any Bank is an Affected Bank, the Borrowers may replace such Affected Bank (and any affiliate thereof) as a party to this Agreement with one or more other bank(s) or financial institution(s) reasonably satisfactory to the Agent, such bank(s) or financial institution(s) to have a Commitment in such amount as shall be reasonably satisfactory to the Agent (and upon notice from the Company such Affected Bank (and any affiliate thereof) shall assign pursuant to an Assignment Agreement, and without recourse or warranty, its Commitment, its Loans, its Notes, its participation in Letters of Credit and all of its other rights and obligations hereunder to such replacement bank(s) or other financial institution(s) for a purchase price equal to the sum of the principal amount of the Loans so assigned, all accrued and unpaid interest thereon, its ratable share of all accrued and unpaid facility fees and Letter of Credit fees, any amounts payable under SECTION 8.4 as a result of such Bank (or any affiliate thereof) receiving payment of any Fixed Rate Loan prior to the end of an Interest Period therefor and all other obligations owed to such Affected Bank (or any affiliate thereof) hereunder).

    8.8 CONCLUSIVENESS OF STATEMENTS; SURVIVAL OF PROVISIONS. Determinations and statements of any Bank pursuant to SECTION 8.1, 8.2, 8.3 or 8.4 shall be conclusive absent demonstrable error. Banks may use reasonable averaging and attribution methods in determining compensation under SECTIONS 8.1 and 8.4, and the provisions of such Sections shall survive the expiration or termination of the Commitments, the repayment of the Loans and all other obligations of the Borrowers hereunder, the expiration or termination of the Letters of Credit and the termination of this Agreement.

    SECTION 9  WARRANTIES.

    To induce the Issuer to issue Letters of Credit and to induce the Agent and the Banks to enter into this Agreement and to induce the Banks to make Loans and purchase participations in Letters of Credit hereunder, the Company warrants to the Agent and the Banks that:

    9.1 ORGANIZATION, ETC. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; each Subsidiary is a corporation duly organized, validly existing and in good standing under the jurisdiction of its incorporation; the Company and each Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect; and the Company and each Material Subsidiary has full corporate power and authority to own its property and conduct its business as presently conducted by it.

    9.2 AUTHORIZATION; NO CONFLICT. The execution and delivery by each Borrower of this Agreement and each other Loan Document to which it is a party, the borrowings hereunder, the execution and delivery by each Guarantor of each Loan Document to which it is a party and the performance by each Borrower and each Guarantor of its obligations under each Loan Document to which it is a party are within the corporate powers of each Borrower and each Guarantor, have been duly authorized by all necessary corporate action on the part of each Borrower and each Guarantor (including any necessary shareholder action), have received all necessary governmental approval (if any shall be required), and do not and will not (a) violate any provision of law or any order, decree or judgment of any court or other government agency which is binding on either Borrower or any Guarantor, (b) contravene or conflict with, or result in a breach of, any provision of the Certificate of Incorporation, By-Laws or other organizational documents of either Borrower or any Guarantor or of any material agreement, indenture, instrument or other document, or material judgment, order or decree, which is binding on either Borrower, any Guarantor or any other Subsidiary or (c) result in, or require, the creation or imposition of any Lien on any property of either Borrower, any Guarantor or any other Subsidiary (other than (i) Liens arising under the Loan Documents and (ii) Liens securing obligations not exceeding in the aggregate a Dollar Equivalent amount of U.S.$100,000).

    9.3 VALIDITY AND BINDING NATURE. Each of this Agreement and each other Loan Document to which either Borrower is a party is, or upon the execution and delivery thereof will be, the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law); and each Loan Document to which any Guarantor is a party is, or upon the execution and delivery thereof by such Guarantor will be, the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

    9.4 FINANCIAL INFORMATION. (a) The audited consolidated financial statements of the Company and its Subsidiaries at January 31, 1997 and the unaudited consolidated financial statements of the Company and its Subsidiaries as at April 30, 1997, copies of which have been delivered to each Bank, have been prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly the consolidated financial condition of the Company and its Subsidiaries taken as a whole as at such date and the results of their operations for the periods then ended.

         (b) To the best of the Company's knowledge, the audited consolidated financial statements of Stanley and its Subsidiaries as at June 30, 1996 and the unaudited consolidated financial statements of Stanley and its Subsidiaries as at March 31, 1997, copies of which have been delivered to each Bank, have been prepared in accordance with generally accepted accounting principles applicable in Australia (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly the consolidated financial condition of Stanley and its Subsidiaries taken as a whole as at such dates and the results of their operations for the periods then ended.

         (c) The unaudited pro forma consolidated statements of income of the Company and its Subsidiaries as of January 31, 1997 and April 30, 1997, copies of which have been delivered to each Bank, have been prepared in conformity with GAAP and present fairly (to the best of the Company's knowledge to the extent such statements relate to Stanley and its Subsidiaries) the pro forma financial condition of the Company and its Subsidiaries as at such dates as if Stanley had been a Subsidiary of the Company for the periods ending on such dates.

    9.5 NO MATERIAL ADVERSE CHANGE. Since January 31, 1997, no event or events have occurred which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect.

    9.6 LITIGATION AND CONTINGENT LIABILITIES. No litigation (including, without limitation, derivative actions), arbitration proceeding or governmental proceeding is pending or, to the Company's knowledge, threatened against the Company or any Subsidiary which is reasonably likely to have a Material Adverse Effect except as set forth in SCHEDULE 9.6. Other than any liability incident to such litigation or proceedings, neither the Company nor any Subsidiary has any material contingent liabilities not provided for or disclosed in the financial statements referred to in SECTION 9.4 or listed in
SCHEDULE 9.6.

    9.7 OWNERSHIP OF PROPERTIES; LIENS. Each of the Company and each Material Subsidiary owns good and marketable title to, or a valid leasehold interest in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except (a) as permitted pursuant to SECTION 10.8 and (b) that the Company's use of the name "Layne" is restricted in certain states in the northeastern United States pursuant to the Agreement dated August 15, 1989 between Hydro Group, Inc. and the Company.

    9.8  SUBSIDIARIES.  The Company has no Subsidiaries except those listed in
SCHEDULE 9.8.

    9.9 PENSION AND WELFARE PLANS. Except as previously disclosed to the Banks in writing, during the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement or the making of any Loan hereunder, (a) no steps have been taken to terminate any Pension Plan which would be reasonably likely to result in the Company being required to make a contribution to such Pension Plan, or incurring a liability or obligation to such Pension Plan, in excess of U.S.$500,000, and (b) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty. Except as set forth on SCHEDULE 9.9, the Company has no contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of subtitle B of title I of ERISA.

    9.10 INVESTMENT COMPANY ACT. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

    9.11 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Company nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

    9.12 REGULATION U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

    9.13 TAXES. Each of the Company and each Subsidiary has filed all tax returns and reports required by law to have been filed by it (except for such tax returns and reports with respect to which the failure to file timely would not have a Material Adverse Effect) and has paid all taxes and governmental charges thereby shown to be owing, except for (a) any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books and (b) taxes which in the aggregate do not exceed a Dollar Equivalent amount of U.S.$100,000.

    9.14 SOLVENCY, ETC. On the Effective Date (or, in the case of any Person which becomes a Guarantor after the Effective Date, on the date such Person becomes a Guarantor), and immediately prior to and after giving effect to the issuance of each Letter of Credit and each borrowing hereunder and the use of the proceeds thereof, (a) each of the Company's and each Guarantor's assets will exceed its liabilities and (b) each of the Company and each Guarantor will be solvent, will be able to pay its debts as they mature, will own property with fair saleable value greater than the amount required to pay its debts and will have capital sufficient to carry on its business as then constituted.

    9.15  HAZARDOUS MATERIALS.

    9.15.1 RELEASE AND DISPOSAL. Except as previously disclosed to the Agent and the Banks in writing prior to the date of this Agreement, (a) neither the Company nor, to the best of the Company's present knowledge or belief, any other Person has ever caused or permitted a "reportable quantity" (as defined in the Comprehensive Environmental Response, Compensation and Liability Act) or a material quantity of any Hazardous Material to be released or disposed of on, under or at any real property owned, leased or operated by the Company or any Material Subsidiary, (b) no such real property has ever been used (by the Company or, to the best of the Company's present knowledge or belief, by any other Person) as a site for intentional disposal of any Hazardous Material or a permanent storage site for any Hazardous Material, and (c) neither the Company nor, to the best of the Company's present knowledge or belief, any of its predecessors has ever caused or permitted any Hazardous Material to be disposed of at any locations other than those identified pursuant to CLAUSE (A), except, in the case of CLAUSES (A), (B) and (C) collectively, for any such event which does not constitute a Prohibited Environmental Event.

    9.15.2 TREATMENT AND STORAGE. Except in compliance with applicable law, or except as previously disclosed to the Banks in writing prior to the date of this Agreement, (a) neither the Company nor, to the best of the Company's present knowledge or belief, any other Person has ever caused or permitted any Hazardous Material to be treated or stored on, under or at any real property owned, leased or operated by the Company or any Material Subsidiary and (b) neither the Company nor, to the best of the Company's present knowledge or belief, any of its predecessors has ever caused or permitted any Hazardous Material (except for any which may have been present in raw materials or any products) to be transported to, treated, or stored at any locations other than those identified pursuant to CLAUSE (A), except, in the case of CLAUSES (A) and
(B) collectively, for any such event which does not constitute a Prohibited Environmental Event.

    9.16 INFORMATION. All written information taken as a whole heretofore or contemporaneously herewith furnished by the Company or any Subsidiary to the Agent or any Bank for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information taken as a whole hereafter furnished by or on behalf of the Company or any Subsidiary to the Agent or any Bank pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

    9.17 STANLEY ACQUISITION. (a) The Stanley Acquisition complies in all material respects with all applicable legal requirements, and all necessary governmental, regulatory, shareholder and other consents and approvals required for the consummation of the Stanley Acquisition have been, or prior to the consummation thereof will be, duly obtained and in full force and effect.

         (b) The consummation by Layne Australia of the Stanley Acquisition will not violate any statute or regulation of the United States, Australia or any other applicable jurisdiction, or any order, judgment or decree of any court or governmental body, or result in a breach of, or constitute a default under, any material agreement or indenture, or any order or decree, affecting the Company or any of its Subsidiaries (including any entity which will be a Subsidiary after giving effect to the Stanley Acquisition).

    9.18 NO TRUSTEESHIPS. Neither the Company nor any Subsidiary acts as the trustee of any trust.

    SECTION 10  COVENANTS.

    Until the expiration or termination of the Commitments and thereafter until all obligations of the Borrowers hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated, the Company agrees that, unless at any time the Required Banks shall otherwise expressly consent in writing, it will:

    10.1 REPORTS, CERTIFICATES AND OTHER INFORMATION. Furnish to the Agent and each Bank:

    10.1.1 AUDIT REPORT. Promptly when available and in any event within 90 days after the close of each Fiscal Year, (a) a copy of the annual audit report of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Company and its Subsidiaries for such Fiscal Year, which audit report shall be without qualification as to going concern or scope and shall be prepared by Deloitte & Touche or other independent auditors of recognized standing selected by the Company and reasonably acceptable to the Required Banks, together with a written statement from such auditors to the effect that in making the audit necessary for the signing of such audit report by such accountants, they have not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if they have become aware of any such event, describing it in reasonable detail; and (b) consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and consolidating statements of earnings for the Company and its Subsidiaries for such Fiscal Year, together with a certificate of the Chief Executive Officer, the Chief Financial Officer or the Treasurer of the Company certifying that such financial statements fairly present the financial condition and results of operations of the Company and its Subsidiaries as of the dates and periods indicated.

    10.1.2 QUARTERLY REPORTS. Promptly when available and in any event within 45 days after the end of each Fiscal Quarter (except the last Fiscal Quarter) of each Fiscal Year, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Quarter and consolidated and consolidating statements of earnings and consolidated statements of cash flow for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, together with a certificate of the Chief Executive Officer, the Chief Financial Officer or the Treasurer of the Company, certifying that such financial statements fairly present the financial condition and results of operations of the Company and its Subsidiaries as of the dates and periods indicated, subject to changes resulting from audit and normal year-end adjustments.

    10.1.3 MONTHLY REPORTS. Promptly when available and in any event within 30 days after the end of each month of each Fiscal Year (except the last month of each Fiscal Quarter), a financial report substantially in the form of the monthly reports customarily prepared by the Company as of the date of this Agreement, certified by the Chief Executive Officer, the Chief Financial Officer or the Treasurer of the Company.

    10.1.4 COMPLIANCE CERTIFICATES. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to SECTION 10.1.1 and of each set of quarterly statements pursuant to SECTION 10.1.2, a duly completed certificate in the form of EXHIBIT F, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by the Chief Executive Officer, the Chief Financial Officer or the Treasurer of the Company, containing a computation of each of the financial ratios and restrictions set forth in this
SECTION 10 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it.

    10.1.5 REPORTS TO SEC AND TO SHAREHOLDERS. Within 5 days of the filing or sending thereof, a copy of any annual, periodic or special report or registration statement (inclusive of exhibits thereto) filed with the SEC or any securities exchange and any report, proxy statement or other communication to the Company's shareholders generally.

    10.1.6 NOTICE OF DEFAULT, LITIGATION AND ERISA MATTERS. Promptly (and in any event within one Business Day in the case of CLAUSE (A) and within ten days in the case of CLAUSES (B) through (F)) upon an executive officer of the Company (which shall include, without limitation, the Chief Executive Officer, the Chief Financial Officer, the President, the Treasurer and the General Counsel of the Company) becoming aware of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto: (a) the occurrence of an Event of Default or an Unmatured Event of Default; (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Agent or the Banks which has been instituted or, to the knowledge of the Company, is threatened against the Company or any Subsidiary or to which any of the properties of any thereof is subject which has had or is reasonably likely to have a Material Adverse Effect; (c) any material adverse development which occurs in any litigation, arbitration or governmental investigation or proceeding previously disclosed pursuant to CLAUSE (B); (d) the institution of any steps by the Company, any of its Subsidiaries or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a lien under Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty, or any material increase in the contingent liability of the Company with respect to any post-retirement Welfare Plan benefit; (e) any lapse, cancellation or termination of, or other material change in, the pollution liability insurance policy maintained by the Company; and (f) the occurrence of any other event or circumstance which has had or is reasonably likely to have a Material Adverse Effect.

    10.1.7 SUBSIDIARIES. Promptly upon the occurrences thereof, a written report of any change in the list of its Subsidiaries.

    10.1.8 MANAGEMENT REPORTS. Promptly upon the request of the Agent or any Bank, copies of all detailed financial and management reports submitted to the Company by independent auditors in connection with each annual or interim audit made by such auditors of the books of the Company.

    10.1.9 PROJECTIONS. As soon as practicable and in any event within 90 days after the commencement of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year, including, without limitation, (a) a forecasted consolidated balance sheet and a consolidated statement of cash flow of the Company for such Fiscal Year and (b) forecasted consolidated statements of income and cash flows of the Company for each month of such Fiscal Year.

    10.1.10 OTHER INFORMATION. From time to time such other information concerning the Company and its Subsidiaries as any Bank or the Agent may reasonably request.

    10.2 BOOKS, RECORDS AND INSPECTIONS. Keep, and cause each Subsidiary to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each Subsidiary to permit, on reasonable notice and at reasonable times and intervals (or at any time without notice during the existence of an Event of Default) any Bank or the Agent or any representative thereof to inspect the properties and operations of the Company and of such Subsidiary; and permit, and cause each Subsidiary to permit, on reasonable notice and at reasonable times and intervals (or at any time without notice during the existence of an Event of Default) any Bank or the Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with any Bank or the Agent or any representative thereof), and to examine (and, at the expense of the Company or the applicable Subsidiary, photocopy extracts from) any of its books or other corporate records. The Company agrees to pay the fees of its auditors incurred in connection with any reasonable exercise of the rights of the Agent and the Banks pursuant to this Section.

    10.3 INSURANCE. Maintain, and cause each Subsidiary to maintain, with reputable, financially sound insurance companies, insurance to such extent and against such hazards and liabilities as is customarily maintained by companies similarly situated (and, in any event, such insurance as may be required by any law or governmental regulation or any court order or decree, provided that the Company shall not be required to maintain any insurance so required if the Company has reasonably determined that the failure to maintain such insurance would not (i) be contrary to sound business practice and (ii) under any reasonably foreseeable circumstances have a Material Adverse Effect); and, upon request of the Agent or any Bank, furnish to the Agent or such Bank a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Company and its Subsidiaries; PROVIDED THAT as of the Effective Date, Stanley does not carry any insurance on equipment used in the business operations of Stanley in Africa (such equipment, the "Africa Equipment") and in order to give the Borrowers an opportunity to review insurance which is appropriate for the Africa Equipment, for the period from the Effective Date until the date four months after the Effective Date, neither Stanley nor any Subsidiary of Stanley shall be required to carry any insurance on any Africa Equipment.

    10.4 COMPLIANCE WITH LAWS; PAYMENT OF TAXES AND LIABILITIES. (a) Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations and orders the noncompliance with which would be reasonably likely to have a Material Adverse Effect; and (b) pay, and cause each Subsidiary to pay, prior to delinquency, (i) all taxes and other governmental charges against it or any of its property and (ii) all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Company or any Subsidiary; PROVIDED, HOWEVER, that (i) the foregoing shall not require the Company or any Subsidiary to pay (x) any such tax, trade account payable or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP or (y) any trade account payable, the nonpayment of which does not adversely affect the normal delivery of supplies and services by vendors in the ordinary course of business; and (ii) no Event of Default or Unmatured Event of Default shall arise under this CLAUSE
(B) if the aggregate Dollar Equivalent amount of all taxes, trade accounts payable and other charges which have not been paid when due (and which are not covered by SUBCLAUSE (I)) does not exceed U.S.$250,000.

    10.5 MAINTENANCE OF EXISTENCE, ETC. Maintain and preserve, and (subject to SECTION 10.12) cause each Material Subsidiary to maintain and preserve, (a) its existence and good standing in the jurisdiction of its incorporation and (b) its qualification and good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing would not (i) if cured, foreclose access to the courts of such jurisdiction in respect of events occurring prior to such cure or (ii) in any event, be reasonably likely to result in a Material Adverse Effect).

    10.6  FINANCIAL COVENANTS.

    10.6.1 MINIMUM INTEREST COVERAGE. Not permit the Interest Coverage Ratio for any Computation Period, beginning with the Computation Period ending October 31, 1997, to be less than 2.50 to 1 for any Computation Period ending prior to July 31, 1998, 2.75 to 1 for any Computation Period ending on or after July 31, 1998 but before July 31, 1999, and 3 to 1.00 for any Computation Period ending on or after July 31, 1999.

    10.6.2 MAXIMUM LEVERAGE. Not permit the Leverage Ratio as of the end of any Fiscal Quarter, beginning with the Fiscal Quarter ending October 31, 1997, to exceed 2.75 to 1.

    10.6.3  DEBT TO CAPITALIZATION RATIO.  Not permit the Debt to
Capitalization Ratio as of the end of any Fiscal Quarter to exceed (a) 0.625 to 1 for any Fiscal Quarter ending prior to January 31, 1998, (b) 0.60 to 1 for any Fiscal Quarter ending on or after January 31, 1998 but before July 31, 1998, (c)
0.55 to 1 for any Fiscal Quarter ending on or after July 31, 1998 but before April 30, 1999 or (d) 0.50 to 1 for any Fiscal Quarter ending on or after April 30, 1999; PROVIDED that if the Company completes a Qualified Public Offering, then the Company will not permit the Debt to Capitalization Ratio to exceed (i)
0.55 to 1 as of the end of any Fiscal Quarter ending after the completion of such Offering but before April 30, 1998 and (ii) 0.50 to 1 as the end of any Fiscal Quarter on or after April 30, 1998.

    10.6.4 MINIMUM NET WORTH. Not permit Consolidated Adjusted Net Worth at any time to be less than the sum of (a) U.S.$41,000,000 PLUS (b) 50% of Consolidated Adjusted Net Income for each semiannual period consisting of the first and second Fiscal Quarters and the third and fourth Fiscal Quarters from and after January 31, 1996 to and including the date of any determination thereof, computed on a cumulative basis for such entire period PLUS (c) an amount equal to the Restricted Equity Amount. If Consolidated Adjusted Net Income is a deficit for any such semiannual period, such deficit shall not reduce the amount of Consolidated Adjusted Net Worth required to be maintained pursuant to this SECTION 10.6.4.

    10.6.5 CAPITAL EXPENDITURES. Not permit the aggregate amount of all capital expenditures made by the Company and its Subsidiaries in any Fiscal Year to exceed a Dollar Equivalent amount of U.S.$25,000,000; PROVIDED that the limitation set forth above shall not apply to any Fiscal Year ending on or after the first date occurring on or after October 31, 1997 on which, as of the last day of a Fiscal Quarter, the Debt to Capitalization Ratio is less than 0.5 to 1.

    10.7 LIMITATIONS ON DEBT. Not, and not permit any Material Subsidiary to, create, incur, assume or suffer to exist any Debt, except (a) obligations arising under the Loan Documents; (b) the Senior Notes; (c) Debt in respect of Capital Leases; (d) Debt of Material Subsidiaries to the Company or to other Material Subsidiaries; (e) unsecured Debt of the Company to Subsidiaries not exceeding a Dollar Equivalent amount of U.S.$4,000,000; (f) Debt incurred in connection with deferred compensation and supplemental pension payments of the Company; (g) Hedging Obligations entered into by the Company or any Material Subsidiary; (h) Suretyship Liabilities in respect of any obligation of the Company or any Material Subsidiary permitted under this Agreement; (i) Debt in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made in accordance with SECTION 10.4; (j) Debt in respect of judgments or awards not constituting an Event of Default under SECTION 12.1.8; (k) Debt arising under non-compete agreements not exceeding a Dollar Equivalent amount of U.S.$5,000,000; (l) other Debt outstanding on the date hereof and listed in SCHEDULE 10.7(1) or hereafter incurred in connection with Liens permitted by SECTION 10.8, and extensions, renewals and refinancings of any Debt described in this CLAUSE (L) so long as the principal amount thereof is not increased; (m) Suretyship Liabilities in respect of indemnification obligations of the Company or any Material Subsidiary pursuant to contractual agreements entered into by the Company or such Subsidiary in the ordinary course of its business, not exceeding, in the aggregate for the Company and its Material Subsidiaries, a Dollar Equivalent amount of U.S.$2,500,000 at any time outstanding; (n) non-interest bearing demand promissory notes evidencing the Company's obligations under various casualty insurance policies to reimburse the issuing insurance companies for claims against the Company or any Subsidiary paid by such insurance companies; (o) Debt of Stanley and its Subsidiaries listed in
SCHEDULE 10.7(O) which is repaid not less than 30 days after completion of the Stanley Acquisition; (p) Suretyship Liabilities in respect of obligations of any South American Affiliate of the Company in an aggregate Dollar Equivalent amount not at any time exceeding U.S.$5,000,000; (q) Suretyship Liabilities in respect of working capital Debt of Elgin Exploration Company Limited in an aggregate Dollar Equivalent amount not at any time exceeding U.S.$2,000,000; (r) working capital Debt of Stanley (and Suretyship Liabilities in respect thereof) in an aggregate Dollar Equivalent amount not at any time exceeding U.S.$10,000,000;
(s) Suretyship Liabilities with respect to obligations of Stamm Scheele, Inc. in connection with performance bonds issued in the ordinary course of business, PROVIDED that the aggregate amount of all such Suretyship Liabilities shall not at any time exceed U.S.$5,000,000; (t) Suretyship Liabilities with respect to performance obligations of Elgin Exploration Company Limited relating to the frozen barrier project at Echo Bay Mines, Ltd.'s Aquarius Gold Mine in Timmins, Ontario, Canada; and (u) other Debt at any time outstanding, in addition to Debt permitted by CLAUSES (A) through (T), which, when aggregated with the aggregate Debt secured by Liens permitted pursuant to SECTION 10.8(N), shall not exceed a Dollar Equivalent amount of U.S.$7,500,000.

    10.8 LIENS. Not, and not permit any Material Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except
(a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves; (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety and appeal bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, and, in each case, for which it maintains adequate reserves; (c) Liens identified on SCHEDULE 10.8; (d) Liens in connection with Capital Leases; (e) any Lien arising in connection with the acquisition, construction or improvement of property after the date hereof, and attaching only to the property being acquired, constructed or improved, if the Debt secured thereby does not exceed 90% of the fair market value of the property acquired at the time of acquisition thereof or 90% of the cost of such construction or improvement, as the case may be, nor a Dollar Equivalent amount of U.S.$5,000,000 in the aggregate for all such Debt of the Company and all Material Subsidiaries at any one time outstanding; (f) attachments, judgments and other similar Liens, for sums not exceeding a Dollar Equivalent amount of U.S.$2,000,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and claims secured thereby are being actively contested in good faith and by appropriate proceedings; (g) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole; (h) Liens in favor of the Agent arising under the Loan Documents; (i) Liens securing obligations of a Subsidiary to the Company or to a Wholly-Owned Subsidiary; (j) leases or subleases granted by the Company or any Subsidiary in the ordinary course of its business; (k) the interest or title of the lessor of any lease with respect to which the Company or a Subsidiary is lessee; (l) extensions, renewals or replacements of any Lien permitted by the foregoing provisions of this SECTION 10.8, but only if the principal amount of the Debt secured thereby immediately prior to such extension, renewal or replacement is not increased and such Lien is not extended to any other property; (m) Liens on property of Stanley and its Subsidiaries securing Debt described in SECTION 10.7(O); and (n) other Liens, in addition to Liens permitted by CLAUSES (A) through (D) and (F) through (1), securing aggregate Debt which, when aggregated with the Debt permitted to be outstanding pursuant to SECTION 10.7(U), shall not exceed a Dollar Equivalent amount of U.S.$7,500,000.

    10.9 BUSINESS. The Company will not, and will not permit any Material Subsidiary to, enter into any business which differs in any material respect from the business in which the Company, or any Subsidiary of the Company (including Stanley and its Subsidiaries), is engaged on the date of this Agreement; PROVIDED that the Company or any Subsidiary may engage in other businesses so long as the aggregate amount invested (whether via acquisition of assets or stock, loans or advances, or otherwise) by the Company and its Subsidiaries in all such businesses after the Effective Date shall not exceed a Dollar Equivalent amount of U.S.$5,000,000.

    10.10 RESTRICTED PAYMENTS. Not, and not permit any Subsidiary to, (a) declare or pay any dividends on any of its capital stock (other than stock dividends), (b) purchase or redeem any such stock or any warrants, options or other rights in respect of such stock, (c) make any other distribution to shareholders (other than the issuance of stock, or options in respect thereof, to directors, officers and employees), (d) prepay, purchase or redeem any subordinated Debt or
(e) set aside funds for any of the foregoing; PROVIDED that (i) any Subsidiary may declare and pay dividends to the Company or to a Wholly-Owned Subsidiary;
(ii) the Company may purchase stock of the Company on the open market and re-issue such stock to officers and employees of the Company in connection with incentive compensation plans or other agreements with officers, directors or employees of the Company approved by the Board of Directors of the Company or any committee thereof so long as the Company does not purchase more than U.S.$1,000,000 of such stock in any Fiscal Year; (iii) G&K may make the G&K Stock Repurchase; and (iv) so long as no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom, the Company may pay dividends to its shareholders and/or repurchase stock of the Company, PROVIDED THAT the aggregate amount of all such dividends and repurchases made after January 31, 1995 shall not exceed in the aggregate the sum of (x) U.S.$1,000,000 plus (y) 25% of cumulative Consolidated Net Income for the period commencing February 1, 1995 and terminating at the end of the last Fiscal Quarter preceding the date of any proposed dividend or repurchase.

    10.11 INVESTMENTS. The Company will not, nor will it permit any Subsidiary to, make, incur, assume or suffer to exist any Investment in any other Person, except:

         (a)  Investments existing on the Effective Date and identified in
    EXHIBIT 10.11;

         (b)  Cash Equivalent Investments;

         (c) Investments by the Company in its Subsidiaries or by any Subsidiary in any other Subsidiary, in the form of contributions to capital or loans or advances; PROVIDED that, immediately before or after giving effect to such Investment, no Event of Default or Unmatured Event of Default shall have occurred and be continuing;

         (d) Investments received in connection with the bankruptcy, insolvency or reorganization of customers and suppliers of the Company and its Subsidiaries and the settlement of delinquent obligations of, and disputes with, customers and suppliers of the Company and its Subsidiaries in its ordinary course of business;

         (e) loans or advances or capital contributions made by any Subsidiary to the Company;

         (f) loans or advances to officers and employees not in excess of a Dollar Equivalent amount of U.S.$1,500,000 in the aggregate outstanding at any time;

         (g) any loan to a Person purchasing real property or equipment from the Company or any Subsidiary; PROVIDED that (i) such loan shall not exceed 50% of the sales price of such property or equipment, (ii) if such loan exceeds a Dollar Equivalent amount of U.S.$200,000, the Company or such Subsidiary shall retain a Lien on the property or equipment sold, and (iii) the aggregate amount of all such loans shall not at any time exceed a Dollar Equivalent amount of U.S.$1,000,000;

         (h) Investments in equity securities listed on any national securities exchange in the United States or Australia; provided that the aggregate purchase price for all such securities held at any time shall not exceed a Dollar Equivalent amount of U.S.$5,000,000;

         (i) Investments by the Company in joint ventures or corporations that are not Subsidiaries; provided that the aggregate Dollar Equivalent amount of all such Investments made after the date of this Agreement shall not at any time exceed 10% of Stockholders' Equity (calculated for each such Investment as at the date such Investment is made);

         (j) Investments made to consummate Acquisitions, provided that the aggregate Dollar Equivalent amount of all such Investments (other than Investments to consummate the Stanley Acquisition, the G&K Acquisition and the Stamm Scheele Acquisition) made during the term of this Agreement shall not exceed U.S.$10,000,000; and

         (k) Investments in water wells drilled by the Company for local municipalities in connection with which such municipality has entered into a contract to purchase water from such well from the Company and to purchase such well from the Company at a future date.

    10.12 MERGERS, CONSOLIDATIONS, SALES. Not, and not permit any Subsidiary to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or, except in the ordinary course of its business, sell, transfer, convey or lease any of its assets, or sell or assign with or without recourse any receivables, except for
(i) any such merger or consolidation, sale, transfer, conveyance, lease or assignment of or by any Wholly-Owned Subsidiary into the Company or into, with or to any other Wholly-Owned Subsidiary, (ii) any such purchase or other acquisition by the Company or any Wholly-Owned Subsidiary of the assets or stock of any Wholly-Owned Subsidiary, (iii) Investments permitted by SECTION 10.11, and (iv) the sale of assets by the Company and its Subsidiaries so long as the aggregate book value of such assets sold during the term of this Agreement shall not at any time exceed 10% of the total assets of the Company and its Subsidiaries as at the last day of the most recently-completed Fiscal Year.

    10.13 MODIFICATION OF ORGANIZATIONAL DOCUMENTS. Not permit the Certificate of Incorporation, By-Laws or other organizational documents of the Company or any Material Subsidiary to be amended or modified in any way which would materially adversely affect the interests of the Banks.

    10.14 USE OF PROCEEDS. Use the proceeds of the Loans to refinance existing Debt, for working capital, for capital expenditures and for other general corporate purposes (including Acquisitions permitted hereunder); and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock.

    10.15 FURTHER ASSURANCES. (a) Take, and cause each Material Subsidiary to take, such actions as are necessary, or as the Agent or any Bank may reasonably request, from time to time to ensure that the obligations of the Borrowers hereunder are guarantied by all Material Subsidiaries of the Company (including, promptly upon the acquisition or creation thereof, any Material Subsidiary acquired or created after the date hereof). Notwithstanding the foregoing, Layne Australia and any Subsidiary thereof which is a Material Subsidiary shall not be obligated to guaranty such obligations until September 30, 1997 (it being understood that by such date (x) the Company shall cause each such entity to execute and deliver a counterpart of the Guaranty and (y) in conjunction therewith, each such entity shall deliver to the Agent such resolutions, incumbency certificates, opinions and other documents (including evidence of compliance with Section 206(6) of the Corporations Law of Australia) as the Agent or the Required Banks may reasonably request to confirm the authorization, execution and delivery of the Guaranty by, and the enforceability of the Guaranty against, such entity).

         (b) If a Qualified Public Offering is not completed on or before October 31, 1997, take, and cause each applicable Subsidiary to take, such actions (including the execution and delivery of pledge agreements, the delivery of stock certificates and stock powers signed in blank, and the delivery of certificates and opinions to confirm the effectiveness of such pledge agreements) as are necessary, or as the Agent or any Bank may reasonably request, so that (effective on November 1, 1997 and at all times thereafter until the Collateral Release Date (as defined below)) the obligations of the Borrowers and the Guarantors under the Loan Documents are secured by perfected, first-priority security interests (subject only to a PARI PASSU Lien in favor of holders of the Senior Notes) in the stock of each Material Subsidiary and in 65% of the capital stock of each Foreign Subsidiary which
    (x) is a direct Subsidiary of the Company or a Subsidiary which is not a Foreign Subsidiary and (y) which, together with all of its Subsidiaries, owns 2% or more of the consolidated assets of the Company and its Subsidiaries or had 2% or more of the consolidated revenues of the Company and its Subsidiaries during the most recently ended Fiscal Quarter. For purposes of the foregoing, the "Collateral Release Date" shall be the first date on which (i) a Qualified Public Offering has been completed and (ii) no Event of Default or Unmatured Event of Default exists or would result from the release of the collateral described in the foregoing sentence.

    10.16 TRANSACTIONS WITH AFFILIATES. Not, and not permit any Subsidiary to, enter into or permit to exist any transaction, arrangement or contract with any of its Affiliates (other than the Company and its Subsidiaries) which is on terms which are less favorable than are obtainable from a Person which is not one of its Affiliates; PROVIDED that the foregoing restriction shall not apply to fees paid to KKR for the rendering of financial consulting services to the Company.

    10.17 EMPLOYEE BENEFIT PLANS. Maintain, and cause each Subsidiary to maintain, each Pension Plan in compliance with all applicable requirements of law and regulations.

    10.18  ENVIRONMENTAL COVENANTS.

    10.18.1 ENVIRONMENTAL RESPONSE OBLIGATION. (a) Comply, and cause each Subsidiary to comply, in a reasonable and cost-effective manner with any valid Federal, state or territory judicial or administrative order requiring the performance at any real property owned, operated or leased by the Company or any Subsidiary of activities in response to the release or threatened release of a Hazardous Material except for the period of time that the Company or such Subsidiary is diligently in good faith contesting such order; (b) notify the Agent within ten days of the receipt of any written claim, demand, proceeding, action or notice of liability by any Person arising out of or relating to the release or threatened release of a Hazardous Material, except with respect to any such release or threatened release which constitutes a Non-Reportable Environmental Event; and (c) notify the Agent within ten days of any release, threat of release, or disposal of Hazardous Material reported to any governmental regulatory authority at any real property owned, operated, or leased by the Company or any Subsidiary.

    10.18.2 ENVIRONMENTAL LIABILITIES. Not violate any requirement of law regarding Hazardous Materials if such violation is reasonably likely to result in a Prohibited Environmental Event; and, without limiting the foregoing, not commence disposal of any Hazardous Material into or onto any real property owned, operated or leased by the Company or any Subsidiary nor allow any Lien imposed pursuant to any law, regulation or order relating to Hazardous Materials or the disposal thereof to remain on such real property. For purposes of this Agreement "disposal" means the intentional placement of Hazardous Materials with no intention of retrieval.

    10.19 UNCONDITIONAL PURCHASE OBLIGATIONS. Not, and not permit any Material Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

    10.20 INCONSISTENT AGREEMENTS. Not, and not permit any Subsidiary to, enter into any material agreement containing any provision which would be violated or breached by any borrowing by the Company hereunder or by the performance by the Company or any Subsidiary of any of its obligations hereunder or under any other Loan Document.

    10.21 SUBSIDIARIES. The Company will not at any time permit more than 10% of its consolidated assets to be owned by, or more than 10% of its consolidated revenues for any Fiscal Quarter to be earned by, Subsidiaries which are not Material Subsidiaries or Foreign Subsidiaries; and consistent with current practice, the Company will conduct a substantial part of its consolidated business directly and not through Subsidiaries (provided that the Company may (i) conduct its foreign operations through joint ventures, Foreign Subsidiaries and Layne Australia and its Subsidiaries to the extent otherwise permitted herein and (ii) conduct its environmental drilling and related environmental business through one or more Subsidiaries).

    10.22 OTHER FINANCIAL COVENANTS. Not, and not permit any Subsidiary to, enter into or permit to exist any agreement relating to Debt of the Company or any Material Subsidiary which contains financial covenants which are more restrictive than the financial covenants set forth in SECTION 10.6.

    SECTION 11  CONDITIONS PRECEDENT.

    11.1 CONDITIONS TO EFFECTIVENESS. This Agreement shall become effective, and all Existing Letters of Credit shall be deemed to have been issued hereunder, on the date (the "Effective Date") on which all of the following conditions precedent shall have been satisfied: (i) the conditions for a credit extension specified in SECTION 11.2 shall have been satisfied; (ii) the Agent shall have received (x) for the account of each Bank, the closing fee separately agreed to by such Bank, and (y) for the account of the Agent and the Arranger, the fees described in SECTION 5.3 (to the extent then due); (iii) the Agent shall have received evidence that all Loans, all interest thereon, all fees and all other amounts then payable under the Existing Agreement have been, or on the Effective Date will be, paid in full (which payment may be made with the proceeds of the initial Loans hereunder); (iv) the Agent shall have received evidence that the Senior Notes have been amended to permit the Stanley Acquisition; (v) the Agent shall have received evidence, reasonably satisfactory to the Agent, that the Stanley Acquisition will be consummated within three Business Days after the Effective Date; and (vi) the Agent shall have received all of the following, each duly executed and dated the Effective Date (or such earlier date as shall be satisfactory to the Agent), in form and substance satisfactory to the Agent and the Banks, and each (except for the Notes, of which only the originals shall be signed) in sufficient number of signed counterparts to provide one for the Agent and each Bank:

    11.1.1 AGREEMENT AND NOTES. Counterparts of this Agreement executed by each of the parties hereto (it being understood that the Agent may rely on a facsimile copy of the applicable signature page of this Agreement in determining whether any party hereto has executed and delivered counterparts hereof), a Note for each Bank issued by the Company and a Note for each Australian Bank issued by Layne Australia.

    11.1.2 RESOLUTIONS. Certified copies of resolutions of the Board of Directors of each Borrower authorizing or ratifying the execution, delivery and performance by such Borrower of this Agreement, the Notes and the other Loan Documents to which such Borrower is a party; and certified copies of resolutions of the Board of Directors of each Guarantor authorizing or ratifying the execution, delivery and performance by such Guarantor of each Loan Document to which such Guarantor is a party.

    11.1.3 INCUMBENCY AND SIGNATURE CERTIFICATES. A certificate of the Secretary or an Assistant Secretary (or other appropriate officer) of each Borrower and each Guarantor certifying the names of the officer or officers of such entity authorized to sign the Loan Documents to which such entity is a party and any other document in connection with this Agreement, together with a sample of the true signature of each such officer (it being understood that the Agent and each Bank may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

    11.1.4 GUARANTY. A guaranty (the "Guaranty"), substantially in the form of EXHIBIT G, executed by each Guarantor.

    11.1.5 OPINIONS OF COUNSEL FOR THE COMPANY AND THE GUARANTORS. The opinions of (a) Latham & Watkins, counsel to the Company and the Guarantors, substantially in the form of EXHIBIT H, (b) Kent B. Magill, Vice President-General Counsel and Secretary of the Company, substantially in the form of EXHIBIT I, (c) Baker & McKenzie, Australian counsel to the Company and Layne Australia, substantially in the form of EXHIBIT J, and (d) Prince, Yeates & Geldzahler, Utah counsel to Boyles Bros. Drilling Company, substantially in the form of EXHIBIT K.

    11.1.6 INSURANCE CERTIFICATE. A certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Company and its Subsidiaries.


    11.1.7 OTHER. Such other documents as the Agent or any Bank may reasonably request.

    11.2 ALL LOANS AND LETTERS OF CREDIT. The obligation of each Bank to make each Loan and of the Issuer to issue each Letter of Credit is subject to the following further conditions precedent that:

    11.2.1 NO DEFAULT. (a) No Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the making of such Loan or the issuance of such Letter of Credit and (b) the warranties of the Company contained in SECTION 9 (excluding, in the case of any Loan made or Letter of Credit issued after the date of the initial Loans, SECTIONS 9.6 and 9.8 and except to the extent changes in facts or conditions are expressly permitted or required hereunder) are true and correct as of the date of the making of such requested Loan or the issuance of such requested Letter of Credit, with the same effect as though made on such date.

    11.2.2 CONFIRMATORY CERTIFICATE. If requested by the Agent or any Bank, the Agent shall have received (in sufficient counterparts to provide one to each Bank) a certificate dated the date of the making of such requested Loan or the issuance of such requested Letter of Credit and signed by a duly authorized representative of the Company as to the matters set out in SECTION 11.2.1 (it being understood that each request by a

Borrower for the making of a Loan or by the Company for the issuance of a Letter of Credit shall be deemed to constitute a representation and warranty that the conditions precedent set forth in SECTION 11.2.1 will be satisfied at the time of the making of such Loan or the issuance of such Letter of Credit), together with such other documents as the Agent or any Bank may reasonably request in support thereof.

    SECTION 12  EVENTS OF DEFAULT AND THEIR EFFECT.

    12.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

    12.1.1 NON-PAYMENT OF THE LOANS, ETC. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for five days, in the payment when due of any interest, fee, reimbursement obligation with respect to any Letter of Credit or other amount payable by either Borrower hereunder or under any other Loan Document.

    12.1.2 NON-PAYMENT OF OTHER DEBT. Any default shall occur under the terms applicable to any Debt of the Company or any Subsidiary in an aggregate Dollar Equivalent amount (for all Debt so affected) exceeding U.S.$1,000,000 and such default shall (a) consist of the failure to pay such Debt when due (subject to any applicable grace period), whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable prior to its expressed maturity.

    12.1.3 OTHER MATERIAL OBLIGATIONS. Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, the Company or any Material Subsidiary with respect to any material purchase or lease of goods or services (except only to the extent that the existence of any such default is being contested by the Company or such Material Subsidiary in good faith and by appropriate proceedings and appropriate reserves have been made in respect of such default).


    12.1.4  BANKRUPTCY, INSOLVENCY, ETC.  The Company or any Material
Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or the Company or any Material Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver, receiver and manager, administrator, liquidator, provisional liquidator or other custodian for the Company or such Material Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver, receiver and manager, administrator, liquidator, provisional liquidator or other custodian is appointed for the Company or any Material Subsidiary or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Subsidiary), is commenced in respect of the Company or any Material Subsidiary, and if such case or proceeding is not commenced by the Company or such Material Subsidiary, it is consented to or acquiesced in by the Company or such Material Subsidiary, or remains for 60 days undismissed; or the Company or any Material Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing.

    12.1.5 NON-COMPLIANCE WITH PROVISIONS OF THIS AGREEMENT. Failure by the Company to comply with or to perform any covenant set forth in SECTIONS 10.6 through 10.8 and 10.10 through 10.14; or failure by either Borrower to comply with or to perform any other provision of this Agreement (and not constituting an Event of Default under any of the other provisions of this SECTION 12) and continuance of such failure for 30 days after notice thereof to the Company from the Agent or any Bank or the holder of any Note.

    12.1.6 WARRANTIES. Any warranty made by the Company herein is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Company or Layne Australia to the Agent or any Bank is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

    12.1.7 PENSION PLANS. (i) Institution of any steps by the Company or any other Person to terminate a Pension Plan if as a result of such termination the Company could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of U.S.$500,000, or (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

    12.1.8 JUDGMENTS. Final judgments which exceed an aggregate Dollar Equivalent amount of U.S.$2,000,000 shall be rendered against the Company or any Subsidiary and shall not have been discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

    12.1.9 INVALIDITY OF GUARANTY, ETC. The Guaranty shall cease to be in full force and effect with respect to any Guarantor, any Guarantor shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of the Guaranty, or any Guarantor (or any Person by, through or on behalf of such Guarantor) shall contest in any manner the validity, binding nature or enforceability of the Guaranty with respect to such Guarantor.

    12.1.10 CHANGE IN CONTROL. (a) Any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended, but excluding KKR and its Affiliates) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of 30% or more of the outstanding shares of common stock of the Company AND KKR and/or one or more Affiliates thereof shall fail to have beneficial ownership of more outstanding shares of common stock of the Company than such Person or group of Persons; or
(b) during any 24-month period, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election by the Company's Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote of a majority of the directors who either were directors at beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company.

    12.1.11 BONDING AGREEMENTS. (a) Any Person executing bonds, undertakings or instruments of guaranty as surety for the Company or any of its Material Subsidiaries with respect to any drilling contracts or similar contracts to be entered into by the Company or such Subsidiary for any reason generally ceases to issue such bonds, undertakings or instruments of guaranty and such cessation could reasonably be expected to have a Material Adverse Effect; or (b) the Company or any of its Material Subsidiaries breaches or defaults with respect to any term of any bonded contract if the effect of such breach or default is to cause any Person executing bonds, undertakings or instruments of guaranty as surety for the Company or such Subsidiary to take possession of the work under such bonded contract and such possession could reasonably be expected to have a Material Adverse Effect.

    12.2  EFFECT OF EVENT OF DEFAULT.  If any Event of Default described in
SECTION 12.1.4 shall occur, the Commitments (if they have not theretofore terminated) shall immediately terminate and the Notes and all other obligations hereunder shall become immediately due and payable and the Company shall become immediately obligated to deliver to the Agent cash collateral in a Dollar Equivalent amount equal to the outstanding face amount of all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, in the case of any other Event of Default, the Agent may (and upon written request of the Required Banks shall) declare the Commitments (if they have not theretofore terminated) to be terminated and/or declare all Notes and all other obligations hereunder to be due and payable and/or demand that the Company immediately deliver to the Agent cash collateral in a Dollar Equivalent amount equal to the outstanding face amount of all Letters of Credit, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Notes and all other obligations hereunder shall become immediately due and payable and/or the Company shall immediately become obligated to deliver to the Agent cash collateral in a Dollar Equivalent amount equal to the face amount of all Letters of Credit, all without presentment, demand, protest or notice of any kind. The Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in SECTION 12.1.1 or 12.1.4 may be waived by the written concurrence of all of the Banks, and the effect as an Event of Default of any other event described in this SECTION 12 may be waived by the written concurrence of the Required Banks. Any cash collateral delivered hereunder shall be held by the Agent (without liability for interest thereon) and applied to obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by the Agent to any remaining obligations hereunder and any excess shall be delivered to the Company or as a court of competent jurisdiction may direct.

    SECTION 13  THE AGENT.

    13.1 APPOINTMENT AND AUTHORIZATION. (a) Each Bank hereby irrevocably (subject to Section 13.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement, each other Loan Document and each other document executed by either Borrower or any Guarantor in connection with this Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement, any other Loan Document or any other document executed by either Borrower or any Guarantor in connection with this Agreement, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement, in any other Loan Document or any other document executed by either Borrower or any Guarantor in connection with this Agreement, the Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, any other Loan Document or any other document executed by either Borrower or any Guarantor in connection with this Agreement or otherwise exist against the Agent.

         (b) The Issuer shall act on behalf of the Banks with respect to all Letters of Credit and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Banks to act for the Issuer with respect thereto; PROVIDED, HOWEVER, that the Issuer shall have all of the benefits and immunities (i) provided to the Agent in this SECTION 13 with respect to any acts taken or omissions suffered by the Issuer in connection with Letters of Credit issued or proposed to be issued by it and the Letter of Credit Applications and related documents as fully as if the term "Agent", as used in this SECTION 13, included the Issuer with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuer.

    13.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement, any other Loan Document or any other document executed by either Borrower or any Guarantor in connection with this Agreement by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

    13.3 LIABILITY OF AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement, any other Loan Document or any other document executed by either Borrower or any Guarantor in connection with this Agreement or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement, any other Loan Document or any other document executed by the Company or any Subsidiary or Affiliate of the Company in connection with this Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Loan Document or any other document executed by either Borrower or any Guarantor in connection with this Agreement, or for any failure of the Company or any other party to any such document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

    13.4 RELIANCE BY AGENT. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to either Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement, any other Loan Document, or any other document executed by either Borrower or any Guarantor in connection with this Agreement unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, any other Loan Document or any other document executed by either Borrower or any other Guarantor in connection with this Agreement in accordance with a request or consent of the Required Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

         (b) For purposes of determining compliance with the conditions specified in SECTION 11, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank.

    13.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks or the Australian Banks, as applicable, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Event of Default or Unmatured

Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Banks in accordance with SECTION 12; PROVIDED, HOWEVER, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Banks.

    13.6 CREDIT DECISION. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, the other Loan Documents and any other documents executed by either Borrower or any Guarantor in connection with this Agreement, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company or any of its Subsidiaries which may come into the possession of any of the Agent-Related Persons.

    13.7 INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata according to their Percentages, from and against any and all Indemnified Liabilities; PROVIDED, HOWEVER, that no Bank shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's bad faith, gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, negotiation, execution, closing, delivery, ongoing administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, any other document executed by either Borrower or any Guarantor in connection with this Agreement, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the expiration or termination of the Commitments, the repayment of the Loans and all other obligations of the Borrowers hereunder, the expiration or termination of the Letters of Credit, the termination of this Agreement and the resignation of the Agent.


    13.8 AGENT IN INDIVIDUAL CAPACITY. The Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though the Agent were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, the Agent or its Affiliates may receive information regarding the Company or its Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary or Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to their respective Loans (if any), the Agent and its Affiliates shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though BofA were not the Agent, and the terms "Bank", "Banks", "Australian Bank" and "Australian Banks" include BofA (and any applicable Affiliate thereof) in such capacity, as applicable.

    13.9 SUCCESSOR AGENT. The Agent may, and at the request of the Required Banks shall, resign as Agent upon 30 days' notice to the Banks and the Company. If the Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this SECTION 13, SECTION 15.6 and SECTION 15.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA shall not be required to resign as the Agent at the request of the Required Banks unless BofA shall also simultaneously be replaced as "Issuer" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

    13.10 OTHER AGENTS. None of the Banks identified on the signature pages of this Agreement or any related document as a "Co-Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified as a "Co-Agent" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

    SECTION 14  GUARANTY BY THE COMPANY

    14.1 GUARANTY. The Company hereby unconditionally and irrevocably guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by Layne Australia, and the full and punctual payment of all other amounts payable by Layne Australia under this Agreement. Upon failure by Layne Australia to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid at the place, in the currency and in the manner specified in this Agreement. In addition (and without limiting the foregoing), upon any Loan to Layne Australia being declared or otherwise becoming immediately due and payable pursuant to SECTION 12.2, the Company shall forthwith on demand pay all amounts payable under such Loan at the place, in the currency and in the manner specified in this Agreement.

    14.2  GUARANTY UNCONDITIONAL.  The obligations of the Company under this
SECTION 14 shall be unconditional and absolute
and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

         (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of Layne Australia under this Agreement or any Note, by operation of law or otherwise;

         (b) any modification or amendment of or supplement to this Agreement or any Note (it being understood that the foregoing shall not permit any modification, amendment or supplement without the consent of the Company or, in the case of a Note, the applicable Borrower);

         (c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of Layne Australia under this Agreement or any Note;

         (d) any change in the corporate existence, structure or ownership of Layne Australia or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Layne Australia or Layne Australia's assets or any resulting release or discharge of any obligation of Layne Australia contained in this Agreement or any Note;

         (e) the existence of any claim, set-off or other right which the Company may have at any time against Layne Australia, the Agent, any Bank or any other Person, whether in connection herewith or any unrelated transaction, PROVIDED that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

         (f) any invalidity or unenforceability relating to or against Layne Australia for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by Layne Australia of the principal of or interest on any Note or any other amount payable by Layne Australia under this Agreement; or

         (g) any other act or omission to act or delay of any kind by Layne Australia, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Company's obligations as guarantor hereunder.

    14.3 DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The Company's obligations as guarantor hereunder shall remain in full force and effect until the Commitments shall have terminated and all obligations of Layne

Australia under this Agreement and each Note shall have been paid in full. If at any time any payment of principal, interest or any other amount payable by Layne Australia under this Agreement or any Note is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Layne Australia or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

    14.4 WAIVER BY THE COMPANY. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against Layne Australia or any other Person.

    14.5 SUBROGATION. Notwithstanding any payment made by or for the account of Layne Australia pursuant to this SECTION 14, the Company shall not be subrogated to any right of the Agent or any Bank until such time as the Agent and the Banks shall have received final payment in cash of the full amount of all obligations of Layne Australia hereunder.

    14.6 STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by Layne Australia under this Agreement or any Note is stayed upon the insolvency, bankruptcy or reorganization of Layne Australia, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Agent made at the request of the Required Banks.

    SECTION 15  GENERAL.

    15.1 WAIVER; AMENDMENTS. No delay on the part of the Agent or any Bank in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by the Agent and signed and delivered by Banks having an aggregate Percentage of not less than the aggregate Percentage expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement or the Notes, by the Required Banks, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall (i) extend or increase the amount of the Commitments,
(ii) extend the date for payment of any principal of or interest on the Loans or any fees payable hereunder, (iii) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, (iv) release the Guaranty or the guaranty by the Company set forth in SECTION 14 or (v) change the aggregate Percentage required to effect an amendment, modification, waiver or consent without, in each case, the consent of all Banks. No provisions of SECTION 13 shall be amended, modified or waived without the consent of the Agent.

    15.2 CONFIRMATIONS. Each Borrower and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

    15.3 NOTICES. (a) All notices hereunder shall be in writing (including by facsimile transmission) and shall be sent to the applicable party at its address shown below its signature hereto or at such other address as such party may, by written notice received by the other parties hereto, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by U.S. mail from a location in the United States of America to a location in the United States of America shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery shall be deemed to have been given when received. Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrowers. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by a Borrower to give such notice and the Agent and the Banks shall not have any liability to either Borrower or any other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephone or facsimile notice. The obligation of the Borrowers to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephone or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the applicable telephone or facsimile notice.

         (b) Any notice to be given to Layne Australia may be given to the Company (and shall conclusively be deemed to have been received by Layne Australia when received, or deemed received, by the Company). Layne Australia agrees that the Company may give notices hereunder on behalf of Layne Australia, and that any such notice given by the Company on behalf of Layne Australia shall be binding upon Layne Australia.

    15.4 COMPUTATIONS. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP applied on a basis consistent with those used in the preparation of the Company's audited financial statements for the 1997 Fiscal Year.

    15.5 REGULATION U. Each Bank represents that it in good faith is not relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

    15.6 COSTS, EXPENSES AND TAXES. The Borrowers jointly and severally agree to pay on demand all reasonable out-of-pocket costs and expenses of the Agent and the Arranger (including Attorney Costs) in connection with the preparation, negotiation, execution, closing, delivery and ongoing administration of this Agreement (other than fees and disbursements of internal legal counsel of the Agent and the Arranger in connection with the preparation, negotiation, execution and closing of this Agreement), the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Documents), and all reasonable out-of-pocket costs and expenses (including Attorney Costs) incurred by the Agent and each Bank after an Event of Default in connection with the enforcement of this Agreement, the other Loan Documents or any such other documents. In addition, the Borrowers jointly and severally agree to pay, and to save the Agent, the Arranger and the Banks harmless from all liability for, any stamp or other taxes (including financial institutions duty and debits tax on credits and debits to bank and other accounts in Australia) which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, any payments made to or from any account in Australia hereunder, the issuance of the Notes or the execution and delivery of any other Loan Document or any other document provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided for in this SECTION 15.6 shall survive the expiration or termination of the Commitments, the repayment of the Loans and all other obligations of the Borrowers hereunder, the expiration or termination of the Letters of Credit and the termination of this Agreement.

    15.7 SUBSIDIARY REFERENCES. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Company has one or more Subsidiaries.

    15.8 CAPTIONS. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

    15.9  ASSIGNMENTS; PARTICIPATIONS.

    15.9.1 ASSIGNMENTS. Any Bank may, with the prior written consents of the Company and the Agent (which consents shall not be unreasonably delayed or withheld), at any time assign and delegate to one or more commercial banks or other Persons (any Person to whom such an assignment and delegation is to be made being herein called an "Assignee") all or any fraction of such Bank's Loans, Commitment and other rights and obligations hereunder (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Bank's Loans, Commitment and other rights and obligations) in a minimum aggregate amount equal to the lesser of (i) the assigning Bank's remaining Commitment and (ii) U.S.$5,000,000; PROVIDED, HOWEVER, that (a) no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, either Borrower would be obligated to pay any greater amount under SECTION 7.6, 7.7 or SECTION 8 to the Assignee than such Borrower is then obligated to pay to the assigning Bank under such Sections, (b) the consent of the Company shall not be required in the case of an assignment from a Bank to an Affiliate of such Bank, (c) no Australian Bank may make any assignment and delegation unless (I) such assigning Bank assigns to the same Assignee (or an affiliate of such Assignee designated to be an Australian Bank hereunder) a corresponding portion of its Australian Loans and its obligation to make Australian Loans or (II) the Agent and the Australian Banks agree to adjust the Australian Percentages, and to make corresponding assignments of outstanding Australian Loans, to the extent necessary to reflect the fact that such assigning Bank's pro rata share of the Aggregate Australian Commitment has been reduced pursuant to such assignment and delegation, and (d) the Borrowers and the Agent shall be entitled to continue to deal solely and directly with such Bank in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:

         (x) five Business Days (or such lesser period of time as the Agent and the assigning Bank shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Company and the Agent by such assigning Bank and the Assignee,

         (y) the assigning Bank and the Assignee shall have executed and delivered to the Company and the Agent an assignment agreement substantially in the form of EXHIBIT L (an "Assignment Agreement"), together with any documents required to be delivered thereunder, which Assignment Agreement shall have been accepted by the Agent, and


         (z) the assigning Bank or the Assignee shall have paid the Agent a processing fee of U.S.$3,000.

From and after the date on which the conditions described above have been met,
(x) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Bank (and, if applicable, an Australian Bank) hereunder, (y) the assigning Bank, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder and (z) upon the distribution by the Agent to the Company and the Banks of a new SCHEDULE 1.1(A) which reflects such assignment and delegation, SCHEDULE 1.1(A) hereto shall be deemed to be automatically amended in the form of such SCHEDULE 1.1(A). Within five Business Days after the effectiveness of any assignment and delegation to an Assignee which was not previously a party hereto, the Company (and, if applicable, Layne Australia) shall execute and deliver to the Agent (for delivery to such Assignee) a new Note dated the effective date of such assignment. If any assigning Bank assigns all of its rights and obligations hereunder, such assigning Bank shall mark its Note or Notes "canceled" and deliver such Note or Notes to the Company. Any attempted assignment and delegation not made in accordance with this SECTION 15.9.1 shall be null and void.

    Notwithstanding the foregoing provisions of this SECTION 15.9.1 or any other provision of this Agreement, (a) any Bank may at any time assign all or any portion of its Loans and its Note to a Federal Reserve Bank (but no such assignment shall release any Bank from any of its obligations hereunder) and (b) no assignment pursuant to this SECTION 15.9.1 shall require the Company to file any registration statement with the SEC or to apply to qualify any interest herein or in any Note under the "blue sky" or other securities laws of any jurisdiction.

    15.9.2 PARTICIPATIONS. Any Bank may at any time sell to one or more commercial banks or other Persons participating interests in any Loan owing to such Bank, the Note held by such Bank, the Commitment of such Bank, the participation interest of such Bank in any Letter of Credit or any other interest of such Bank hereunder (any Person purchasing any such participating interest being called a "Participant"). In the event of a sale by a Bank of a participating interest to a Participant, (x) such

Bank shall remain the holder of its Note for all purposes of this Agreement, (y) the Borrowers and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations hereunder and (z) all amounts payable by the Borrowers shall be determined as if such Bank had not sold such participation and shall be paid directly to such Bank. No Participant shall have any direct or indirect voting rights hereunder except with respect to any of the events described in the penultimate sentence of SECTION 15.1. Each Bank agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Bank enters into with any Participant. The Borrowers agree that if amounts outstanding under this Agreement and the Notes are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or such Note; PROVIDED that such right of setoff shall be subject to the obligation of each Participant to share with the Banks, and the Banks agree to share with each Participant, as provided in SECTION 7.5. The Borrowers also agree that each Participant shall be entitled to the benefits of SECTION 7.6, 7.7 and SECTION 8 as if it were a Bank (provided that no Participant shall receive any greater compensation pursuant to SECTION 7.6, 7.7 or SECTION 8 than would have been paid to the participating Bank if no participation had been sold).

    15.10 GOVERNING LAW. This Agreement and each Note shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Borrowers and rights of the Agent and the Banks expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

    15.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

    15.12 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrowers, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrowers, the Banks and the Agent and the permitted successors and assigns of the Banks and the Agent.

    15.13  INDEMNIFICATION BY THE BORROWERS.

         (a) Whether or not the transactions contemplated hereby are consummated, the Borrowers shall indemnify and hold the Agent-Related Persons and each Bank and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby or thereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any bankruptcy or insolvency proceeding or any appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, or related to any transactions entered into in connection herewith, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); PROVIDED that no Borrower shall have any obligation hereunder to any Indemnified Person with respect to (a) Indemnified Liabilities resulting from the bad faith, gross negligence or willful misconduct of such Indemnified Person or (b) any taxes for which a Borrower is not liable pursuant to the provisions of SECTION 7.6 or 7.7.

         (b) Without limiting the provisions of CLAUSE (A) above, the Borrowers agree to reimburse each Indemnified Person for, and hold each Indemnified Person harmless against, any and all losses, claims, damages, penalties, judgments, liabilities and expenses (including Attorney Costs) which any Indemnified Person may pay, incur or become subject to arising out of or relating to the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any Hazardous Material at any real property owned or leased by the Company or any Subsidiary or used by the Company or any Subsidiary in its business or operations, except to the extent caused by the acts or omissions of any Indemnified Person.

         (c) All obligations in this SECTION 15.13 shall survive the expiration or termination of the Commitments, the repayment of the Loans and all other obligations of the Borrowers hereunder, the expiration or termination of the Letters of Credit, and the termination of this Agreement.

    15.14 CONFIDENTIALITY. The Agent, the Issuer and the Banks shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by either Borrower in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and, in any event, may make disclosure on the same confidential basis as provided for herein that is reasonably required by any actual or bona fide potential transferee or participant in connection with the contemplated transfer of any Note or participation therein or in any Letter of Credit or as required or requested by any governmental agency or representative thereof or pursuant to legal process; PROVIDED that, unless specifically prohibited by applicable law or court order, each of the Agent and each Bank shall notify the Company of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of the Agent or such Bank by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and PROVIDED FURTHER that in no event shall the Agent or any Bank be obligated or required to return any materials furnished by Company.

    15.15 PAYMENTS SET ASIDE. To the extent that either Borrower makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any insolvency proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

    15.16 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the Borrowers, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

    15.17 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE AGENT, EACH BORROWER AND EACH BANK HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF THE COMPANY, THE AGENT, EACH BORROWER AND EACH BANK FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT EITHER BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

    15.18 WAIVER OF JURY TRIAL. EACH OF THE AGENT, EACH BORROWER, THE ISSUER AND EACH BANK HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

    15.19 JUDGMENT. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.

The obligation of each Borrower in respect of any such sum due from it to the Agent or any Bank hereunder or under any other Loan Document shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "AGREEMENT CURRENCY"), be discharged only to the extent that on the Business Day following receipt by the Agent or such Bank of any sum adjudged to be so due in the Judgment Currency, the Agent or such Bank may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Agent or such Bank in the Agreement Currency, the applicable Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or such Bank against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Agent or such Bank in such currency, the Agent or such Bank agrees to return the amount of any excess to the applicable Borrower (or to any other Person who may be entitled thereto under applicable law).

    15.20 AMENDMENT AND RESTATEMENT; RETURN OF NOTES. This Agreement amends and restates the Existing Agreement in its entirety and, after the effectiveness of this Agreement on the Effective Date, the Existing Agreement shall be of no further force or effect (except for any provisions thereof which by their terms survive termination thereof). Each Bank which is a party to the Existing Agreement agrees that it will, as promptly as practicable after the Effective Date, return to the Company the note issued to such Bank under the Existing Agreement, marked to show that such note has been superseded.

    15.21 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents (and any fee letter between the Company and the Agent and/or the Arranger), embodies the entire agreement and understanding among the Company, the Banks, the Issuer and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

    15.22 INTERCREDITOR AGREEMENT. Each Bank hereby authorizes the Agent to sign an Intercreditor Agreement substantially in the form of EXHIBIT M hereto, which Intercreditor Agreement shall be binding on each of the Banks (including any Assignee).

                         [SIGNATURES BEGIN ON THE NEXT PAGE]

Delivered at Chicago, Illinois, as of the day and year first above written.

                        LAYNE CHRISTENSEN COMPANY


                        By: /s/ Jerry W. Fanska
                          ----------------------------------
                        Title: Jerry W. Fanska, Vice President
                             --------------------------------

                        1900 Shawnee Mission Parkway
                        Mission Woods, Kansas  66205
                        Attention:  Jerry W. Fanska
                        Facsimile:  (913) 362-8823


                        LAYNE CHRISTENSEN AUSTRALIA
                          PTY LIMITED ACN 078 167 610


                        By: /s/ Andrew B. Schmitt
                          ------------------------------------
                        Title: A.B. Scmitt, Director
                             ---------------------------------
                        c/o Layne Christensen Company
                        1900 Shawnee Mission Parkway
                        Mission Woods, Kansas  66205
                        Attention:  Jerry W. Fanska
                        Facsimile:  (913) 362-8823

                        BANK OF AMERICA NATIONAL TRUST
                          AND SAVINGS ASSOCIATION,
                          as Agent


                        By: /s/ Robert G. Stapleton
                          -----------------------------
                               Managing Director

                        Agency Administrative Services #5596
                        1455 Market Street, 12th Floor
                        San Francisco, California  94103
                        Attention: Myrna Lara
                        Facsimile: (415) 436-2700


                        Agent's Payment Office for all
                        payments in U.S. Dollars:

                        ABA No. 121-000-358
                        Attn:  Agency Administrative Services #5596
                        1850 Gateway Boulevard
                        Concord, California  94520
                        For Credit To:  12339-14497
                        Reference:  Layne Christensen Company/
                                    Layne Australia (as applicable)


                        Agent's Payment Office for all payments in Australian Dollars:


                        Bank of America NT & SA, Sydney
                        135 King Street
                        Sydney 2000
                        Australia
                        Account Name:  BOFA SAN FRAN GLOBAL AGENCY
                        Account Number:  95714019
                        SWIFT CODE:  BOAAUSX
                        Reference:  Layne Australia

                        BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as a Bank


                        By: /s/ Robert G. Stapleton
                          --------------------------------
                                 Managing Director

                        231 South LaSalle Street
                        Chicago, Illinois  60697
                        Attention: Robert G. Stapleton
                        Facsimile: 312-987-1276


                        BA AUSTRALIA LIMITED ACN 004 617 841



                        By: /s/ Robert G. Stapleton
                          -----------------------------------
                                 Attorney in Fact

                        c/o Bank of America National Trust
                            and Savings Association
                        231 South LaSalle Street
                        Chicago, Illinois 60697
                        Attention:  Robert G. Stapleton
                        Facsimile:  312-987-1276

                        MERCANTILE BANK, as Co-Agent and
                        as a Bank


                        By: /s/ Roger A. Lumley
                          --------------------------------
                        Title: Senior Vice President
                             -----------------------------

                        1101 Walnut
                        7th Floor
                        Kansas City, Missouri  64106
                        Attention:  Roger A. Lumley
                        Facsimile:  (816) 871-2226

                        MICHIGAN NATIONAL BANK, as Co-Agent
                        and as a Bank



                        By: /s/ Christopher J. Mayone
                           -----------------------------------
                        Title: COMMERCIAL RELATIONSHIP MANAGER
                              --------------------------------

                        27777 Inkster Road 10-25
                        Farmington Hills, Michigan 48333
                        Attention: Christopher J. Mayone
                        Facsimile: 248-615-5910

                        THE BANK OF NOVA SCOTIA



                        By: /s/ F.C.H. Ashby
                           ----------------------------------
                        Title: F.C.H. Ashby
                              -------------------------------
                               Senior Manager Loan Operations
                        Atlanta Agency
                        600 Peachtree Street, NE
                        Suite 2700
                        Atlanta, Georgia  30308
                        Attention: Shannon Law
                        Facsimile: 404-888-8998


                        WITH A COPY TO:

                        The Bank of Nova Scotia
                        Chicago Representative Office
                        181 West Madison, Suite 3700
                        Chicago, Illinois  60602
                        Attention: Gayne Underwood
                        Facsimile: 312-201-4108

                        SOCIETE GENERALE - CHICAGO BRANCH



                        By: /s/ Joseph A. Philbin
                           ---------------------------------
                        Title: Joseph A. Philbin
                              ------------------------------
                               Vice President

                        181 West Madison Street
                        Suite 3400
                        Chicago, Illinois 60602
                        Attention: Robert W. Bolt
                        Facsimile: 312-578-5099

                                   SCHEDULE 1.1(a)

                          COMMITMENT LIMITS AND PERCENTAGES


                             AMOUNT OF           AUSTRALIAN
NAME OF BANK                 COMMITMENT          PERCENTAGE     PERCENTAGE
------------                 ----------          ----------     -----------


Bank of America National     U.S.$25,000,000     25.0%               N/A
Trust and Savings Association

BA Australia Limited*        N/A                 N/A                 100%

Mercantile Bank              U.S.$20,000,000     20.0%               N/A

Michigan National Bank       U.S.$20,000,000     20.0%               N/A

The Bank of Nova Scotia      U.S.$17,500,000     17.5%               N/A

Societe Generale-Chicago     U.S.$17,500,000     17.5%               N/A
  Branch


                             --------------------------------------------------
TOTALS                       U.S.$100,000,000    100%                100%





* Designated as an Australian Bank by the Bank listed immediately above such Australian Bank.

                                   SCHEDULE 1.1(b)

                                   PRICING SCHEDULE



    The Margin, the Facility Fee Rate and the LC Fee Rate (for the applicable type of Letter of Credit) shall be determined based on the applicable Debt to Capitalization Ratio as set forth below.


                                                       LC FEE RATE -          LC FEE RATE-
         DEBT TO                        FACILITY        FINANCIAL            NON-FINANCIAL
   CAPITALIZATION RATIO      MARGIN     FEE RATE    LETTERS OF CREDIT      LETTERS OF CREDIT
   --------------------      ------     --------    -----------------      -----------------
Less than 0.45 to 1          0.500%      0.250%            0.500%                 0.125%

Equal to or greater than     0.700%      0.300%            0.700%                 0.200%
0.45 to 1 but less than
0.60 to 1

Equal to or greater than     0.875%      0.375%            0.875%                 0.250%
0.60 to 1


    The Margin initially shall be 0.7%, the Facility Fee Rate initially shall be 0.3%, the LC Fee Rate for Financial Letters of Credit initially shall be 0.7% and the LC Fee Rate for Non-Financial Letters of Credit initially shall be 0.2%. Each of the foregoing shall be adjusted, to the extent applicable, 45 days (or, in the case of the last Fiscal Quarter of any Fiscal Year, 90 days) after the end of each Fiscal Quarter beginning with the Fiscal Quarter ending July 31, 1997 based on the Debt to Capitalization Ratio as of the last day of such Fiscal Quarter; PROVIDED that if the Company fails to deliver the financial statements required by SECTION 10.1.1 or 10.1.2, as applicable, by the due date therefor, the Margin, the Facility Fee Rate and the LC Fee Rate (for each type of Letter of Credit) that would apply if the Debt to Capitalization Ratio were greater than 0.60 to 1 shall apply from such due date until such financial statements are delivered.

                                   SCHEDULE 1.1(c)

                              EXISTING LETTERS OF CREDIT


                                         EXPIRY
LETTER NO.    BENEFICIARY                 DATE                         AMOUNT
----------    -----------              --------                  --------------

C7208785    Hartford Fire
             Insurance Co.             09/18/97                U.S.$206,755.00
C7228396    Hartford Fire
             Insurance Co.             05/01/98                     660,936.00
C7260510    BHN Multibanco S.A.        08/26/97                    109,577.000
C7264202    Hartford Fire
             Insurance Co.             04/30/98                     786,000.00
C7275332    Reliance National
             Indemnity Co.             04/30/98                   2,750,000.00*
C7283163    BHN Multibanco S.A.        10/03/97                      50,343.25
C7289299    Liberty Mutual
             Insurance Company         04/30/98                     400,000.00
C7298316    Krung Thai Bank, Ltd.      07/14/98                      34,600.00
C7330328    Hong Kong and Shanghai
             Banking                   08/15/98                     120,000.00













*  Will increase to U.S.$3,200,000 on 11/1/97.

                                   SCHEDULE 1.1(d)

                         INVESTMENTS AS OF FEBRUARY 29, 1996
                   (WHICH DO NOT CONSTITUTE RESTRICTED INVESTMENTS)


G.A. Nicoll                                      U.S.$      2,026

Rancho Verdugo                                             59,181

Central Oregon Drilling                                     4,164

Carlos Paredes                                             22,053

Employee Computer Purchases                                 2,948

Employee Loans                                             21,810

Officer Loans                                             313,318

Employee Advances                                         233,315

Investment in Affiliates - Domestic                     2,310,354

Investment in Affiliates - Foreign                     15,176,973

Nalco Chemical Co.                                            479

Homestake Mining                                              500
                                                 ----------------

                             TOTAL                U.S.$18,147,121
                                                 ----------------
                                                 ----------------

                                    SCHEDULE 6.1.1

                           SCHEDULED COMMITMENT REDUCTIONS



                   COMMITMENT               AGGREGATE
                   REDUCTION                COMMITMENT
                      DATE                  REDUCED TO:
                   ----------               -----------

                   April 30, 1998           $97,500,000
                   July 31, 1998            $96,000,000

                   October 31, 1998         $94,500,000
                   January 31, 1999         $93,000,000
                   April 30, 1999           $91,500,000
                   July 31, 1999            $90,000,000

                   October 31, 1999         $87,000,000
                   January 31, 2000         $84,000,000
                   April 30, 2000           $81,000,000
                   July 31, 2000            $78,000,000

                   October 31, 2000         $74,500,000
                   January 31, 2001         $71,000,000
                   April 30, 2001           $67,500,000
                   July 31, 2001            $64,000,000

                   October 31, 2001         $60,500,000
                   January 31, 2002         $57,000,000
                   April 30, 2002           $53,500,000
                   July 31, 2002            $         0

                                     SCHEDULE 9.6

                        LITIGATION AND CONTINGENT LIABILITIES



                                        -NONE-

                                     SCHEDULE 9.8

                                     SUBSIDIARIES


                                                                  PERCENTAGE OF VOTING
                                                                     STOCK OWNED BY
                                          JURISDICTION              COMPANY AND EACH
       NAME OF SUBSIDIARY               OF INCORPORATION            OTHER SUBSIDIARY

Boyles Bros. Drilling Company**              Utah                        100%

Christensen Boyles Corporation**             Delaware                    100%

Christensen Boyles International**           Cayman Islands              100%

Christensen Mining Products Export           Barbados                    100%
Company, Ltd.**

Christensen Products (Thailand)              Thailand                    100%
Co., Ltd.**

Elgin Exploration Company, Ltd.**            Calgary, Alberta,           100%
                                             Canada

Glindemann & Kitching Pty Ltd. ***           Australia                   51%

Hydroresources Co., Ltd.**                   Thailand                    100%

International Mining Services                Australia                   100%
Pty Ltd. ***

Layne Arkansas Company                       Arkansas                    100%

Layne Atlantic Company, Inc.                 Indiana                     100%

Layne de Bolivia S.R.L.**                    Cochabamba, Bolivia         99.9%

Layne de Mexico, S.A. de C.V.**              Hermosillo,                 99.9%
                                             Sonora, Mexico

Layne Central Company                        Tennessee                   100%

Layne Christensen Australia Pty              Australia                   100%
Limited**

Layne GeoSciences, Inc.**                    Delaware                    100%

Layne Louisiana Company                      Louisiana                   100%

Layne Northern Company, Inc.                 Indiana                     100%

Layne-Northwest Company, Inc.                Wisconsin                   100%

Layne Ohio Company                           West Virginia               100%

Layne Texas, Incorporated**                  Delaware                    100%

Layne (Thailand) Limited**                   Bangkok, Thailand           99.9%

Mid-Continent Drilling Company**             Delaware                    100%

SMS Offshore Pty Ltd.                        Australia                   100%

Stamm Scheele, Inc.                          Louisiana                   100%

Stanley Exploration Mining Company           Australia                   100%
Ltd. ***

Stanley Mining Services Limited  **          Australia                   100%

Stanley Mining Services (Tanzania)           Tanzania                    100%
Ltd **

Stanmines Ghana Ltd.                         Ghana                       100%

Stanmines NL **                              Australia                   100%


__________________

*   Will be a Subsidiary upon completion of Stanley Acquisition
**  Designates a Restricted Subsidiary

                                     SCHEDULE 9.9

                                    WELFARE PLANS



1. Prior to April 30, 1993, the Company provided life insurance in an amount equal to the lesser of U.S.$10,000 or 25% of the salaried retiree's basic life insurance on the date of retirement provided (i) the retiree retired on or after the normal retirement age of 65, AND (ii) the retiree had at least 20 years of service with the Company as of the date of retirement. This benefit was discontinued effective May 1, 1993.

2. Prior to April 30, 1993, the Company provided reimbursement to eligible salaried retirees and qualified spouses up to U.S.$25 per month each of premiums paid to obtain health insurance which provides supplemental coverage to Medicare. To be eligible, the retiree must have been at least age 65 and had at least 20 years of service with the Company. This benefit was discontinued effective May 1, 1993.

                                   SCHEDULE 10.7(l)

                                    PERMITTED DEBT



 Non-Compete - Datum                          U.S.$296,000
 Notes Payable                                 U.S.$60,000
 Mortgage Loan                              U.S.$1,372,000
 ABN AMRO                                     U.S.$107,000*
 Hunter Premium                               U.S.$320,000*















*INDICATES DEBT OF STANLEY OR A SUBSIDIARY THEREOF WHICH WILL BE PERMITTED PURSUANT TO SECTION 10.7(L) AFTER STANLEY BECOMES A SUBSIDIARY.

                                   SCHEDULE 10.7(o)

                              STANLEY DEBT TO BE REPAID



Bank of New Zealand                    Debt under a revolving credit
                                       facility in an aggregate
                                       amount not at any time
                                       exceeding a Dollar Equivalent
                                       amount of U.S. $10,000,000

                                    SCHEDULE 10.8

                                        LIENS




                                        -NONE-

                                    SCHEDULE 10.11

                                     INVESTMENTS


Rancho Verdugo

                                                           U.S.$     7,000

Investments in foreign affiliates:                              19,094,000

     Geotec Boyles Bros., S.A. (Chile)

     Geotec, S.A. (Peru)

     Boyles Bros. Diamantina, S.A. (Peru)

     Christensen Chile, S.A. (Chile)

     Christensen Comercial, S.A. (Peru)

     Christensen Comercial, S.A. (Chile)

     Boytec, S.A. (Panama)

     Plantel Industrial (Chile)

     Technidrill, Ltd. (France)

     Christensen Boyles GmbH (Germany)

Equigold (Ghana)*                                                  833,000

Equigold (Coite D'Ivoire)*                                         186,000




*Indicates Investment of Stanley or a Subsidiary thereof which will be permitted pursuant to Section 10.11(a) after Stanley becomes a Subsidiary.